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                                                                     EXHIBIT 4.1

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                          SECURITIES PURCHASE AGREEMENT


                           Dated as of August 1, 1999


                                  By and Among


                        AMERICAN PHYSICIAN PARTNERS, INC.

                                       and

                         BT CAPITAL PARTNERS SBIC, L.P.


================================================================================



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                                TABLE OF CONTENTS


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ARTICLE IDEFINITIONS....................................................................................................1

       Section 1.0  Definitions.........................................................................................1

ARTICLE II REPRESENTATIONS OF THE COMPANY..............................................................................10

       Section 2.0  Representations of the Company.....................................................................10
       Section 2.1  Existence and Good Standing........................................................................10
       Section 2.2  Capital Stock......................................................................................11
       Section 2.3  Authorization and Validity of the Documents........................................................12
       Section 2.4  Subsidiaries and Investments.......................................................................12
       Section 2.5  SEC and Other Documents; Financial Statements; Undisclosed Liabilities.............................12
       Section 2.6  Title to Properties; Encumbrances; Leases..........................................................15
       Section 2.7  Intellectual Property..............................................................................15
       Section 2.8  Material Contracts.................................................................................15
       Section 2.9  Consents and Approvals; No Violations..............................................................16
       Section 2.10  Litigation........................................................................................16
       Section 2.11  Taxes.............................................................................................17
       Section 2.12  Liabilities.......................................................................................18
       Section 2.13  Compliance with Laws; Permits; Billing Practices..................................................18
       Section 2.14  Employment Relations..............................................................................21
       Section 2.15  Employee Benefit Plans and Employees..............................................................21
       Section 2.16  Environmental Laws and Regulations................................................................25
       Section 2.17  Interests in Clients, Suppliers, etc..............................................................26
       Section 2.18  Physician/Hospital Relationships..................................................................26
       Section 2.19  No Misstatements or Omissions; Projections........................................................26
       Section 2.20  Broker's or Finder's Fees.........................................................................27
       Section 2.21  Investment Company Act............................................................................27
       Section 2.22  Year 2000 Reprogramming...........................................................................27
       Section 2.23  Practice Management Agreements; Affiliations......................................................27
       Section 2.24  Securities Law Compliance.........................................................................27
       Section 2.25  Transactions with Affiliates......................................................................27
       Section 2.26  Capital Stock Reserved............................................................................28
       Section 2.27  No Conflict of Rights.............................................................................28
       Section 2.28  SBIC Information..................................................................................28
       Section 2.29  SBIC Eligibility..................................................................................28
       Section 2.30  Company Awareness.................................................................................28
       Section 2.31  Use of Proceeds...................................................................................28
       Section 2.32  Insurance.........................................................................................28
       Section 2.33  Other Representations and Warranties..............................................................28
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ARTICLE III REPRESENTATIONS OF THE PURCHASER...........................................................................29

       Section 3.0  Representations of the Purchaser...................................................................29
       Section 3.1  Existence and Good Standing; Power and Authority...................................................29
       Section 3.2  Restrictive Documents..............................................................................29
       Section 3.3  Purchase for Investment............................................................................29
       Section 3.4  Broker's or Finder's Fees..........................................................................30

ARTICLE IV ISSUANCE OF NOTES; PAYMENT OF SUBSCRIPTION PRICE; CLOSING...................................................30

       Section 4.1  Issuance of Convertible Notes......................................................................30
       Section 4.2  Purchase Price.....................................................................................30
       Section 4.3  Time and Place of Closing..........................................................................30
       Section 4.4  Closing Deliveries.................................................................................30

ARTICLE V CONDITIONS TO THE PURCHASER'S OBLIGATIONS....................................................................31

       Section 5.0  Conditions to the Purchaser's Obligations..........................................................31
       Section 5.1  Opinions of Counsel................................................................................31
       Section 5.2  Good Standing and Other Certificates...............................................................31
       Section 5.3  No Material Adverse Change.........................................................................31
       Section 5.4  Truth of Representations and Warranties............................................................31
       Section 5.5  No Litigation Threatened...........................................................................32
       Section 5.6  Third Party Consents; Governmental Approvals.......................................................32
       Section 5.7  Proceedings........................................................................................32
       Section 5.8  SBA Forms..........................................................................................32
       Section 5.9  Due Diligence......................................................................................32
       Section 5.10  Credit Agreement..................................................................................32
       Section 5.11  Acquisition Agreement.............................................................................32
       Section 5.12  Performance of Obligations........................................................................32

ARTICLE VI CONDITIONS TO THE COMPANY'S OBLIGATIONS.....................................................................33

       Section 6.1   Conditions to the Company's Obligations...........................................................33
       Section 6.2   Truth of Representations and Warranties...........................................................33
       Section 6.3   Third Party Consents; Governmental Approvals......................................................33
       Section 6.4   Performance of Agreement..........................................................................33
       Section 6.5   No Litigation Threatened..........................................................................33

ARTICLE VII COVENANTS OF THE COMPANY...................................................................................33

       Section 7.1  Reservation of Common Stock........................................................................33
       Section 7.2  Accountants........................................................................................33
       Section 7.3  Financial Statements and Other Information.........................................................33
       Section 7.4  Inspection.........................................................................................36
       Section 7.5  Regulatory Sale or Disposition.....................................................................36
       Section 7.6  Transaction with Affiliates........................................................................37
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       Section 7.7  Business...........................................................................................37
       Section 7.8  Registration Rights................................................................................37
       Section 7.9  Limitation on Dividend/Indebtedness Restrictions...................................................37
       Section 7.10  SBIC Information..................................................................................37
       Section 7.11  Use of Proceeds...................................................................................38
       Section 7.12  Change of Activity................................................................................38
       Section 7.13  Non-Discrimination................................................................................38
       Section 7.14  Asset Sales; Investments..........................................................................38
       Section 7.15  Consolidation, Merger, Sale of Assets, etc........................................................39
       Section 7.16  Indebtedness......................................................................................39
       Section 7.17  Leverage Ratio....................................................................................39
       Section 7.18  Dividends.........................................................................................39
       Section 7.19  Amendment of Charter..............................................................................40
       Section 7.20  Hart-Scott-Rodino Compliance......................................................................40
       Section 7.21  Board of Directors................................................................................41
       Section 7.22  Grant of Preemptive Rights........................................................................41
       Section 7.23  Reservation of Common Stock; Valid Issuance.......................................................42
       Section 7.24  Insurance.........................................................................................43
       Section 7.25  Questar Acquisition...............................................................................43
       Section 7.26  Participation in Future Financing.................................................................43
       Section 7.27  Limitation On Other Subordinated Debt.............................................................43
       Section 7.28  Company's Performance of Covenants................................................................43
       Section 7.29  Employee Benefits and Tax Information.............................................................44

ARTICLE VIII REGISTRATION RIGHTS.......................................................................................44

       Section 8.1  Shelf Registration.................................................................................44
       Section 8.2  Incidental Registrations...........................................................................47
       Section 8.3  Registration Procedures............................................................................48
       Section 8.4  Requested Underwritten Offerings...................................................................51
       Section 8.5  Preparation; Reasonable Investigation..............................................................51
       Section 8.6  Indemnification....................................................................................52
       Section 8.7  Rule 144...........................................................................................54

ARTICLE IX SURVIVAL....................................................................................................54

       Section 9.1  Survival...........................................................................................54

ARTICLE X INDEMNIFICATION..............................................................................................55

       Section 10.1  Indemnification...................................................................................55
       Section 10.2  Contribution......................................................................................56
       Section 10.3  Remedies..........................................................................................56

ARTICLE XI MISCELLANEOUS...............................................................................................56

       Section 11.1  Knowledge of the Transaction Parties..............................................................56
       Section 11.2  Expenses..........................................................................................56
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       Section 11.3  Governing Law.....................................................................................56
       Section 11.4  Captions..........................................................................................57
       Section 11.5  Publicity.........................................................................................57
       Section 11.6  Notices...........................................................................................57
       Section 11.7  Parties in Interest...............................................................................58
       Section 11.8  Counterparts......................................................................................58
       Section 11.9  Entire Agreement..................................................................................58
       Section 11.10  Amendments.......................................................................................58
       Section 11.11  Severability.....................................................................................58
       Section 11.12  Third Party Beneficiaries........................................................................58
       Section 11.13  Jurisdiction.....................................................................................58
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                          SECURITIES PURCHASE AGREEMENT


         SECURITIES PURCHASE AGREEMENT dated as of August 1, 1999 by and among AMERICAN PHYSICIAN PARTNERS, INC., a Delaware corporation (the "Company") and BT CAPITAL PARTNERS SBIC, L.P., a Delaware limited partnership (the "Purchaser").


                              W I T N E S S E T H :



         WHEREAS, the Purchaser desires to purchase, and the Company desires to issue, 8% convertible junior subordinated promissory note or notes in the form attached as Exhibit A hereto for an aggregate principal amount of $20,000,000 (the "Convertible Notes") which Convertible Notes may be converted into shares of common stock, par value $0.0001 per share, of the Company pursuant to the terms set forth in such Convertible Notes;

         NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.0 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Acquisition" shall mean the acquisition of all or substantially all of the capital stock of Questar and the related acquisition of assets of certain "Development Centers" (as defined in the Acquisition Agreement) by the Company.

         "Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of August 1, 1999, between the Company, Paul M. Stanley, Thomas R. Newkirk, and Joseph J. Claver, and Questar, and any agreements related thereto and all exhibits, schedules and any other documents relating to any of the foregoing.

         "Advisor" shall have the meaning set forth in Section 7.21(c) of this Agreement.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the equity of any other entity.

         "Agreement" shall mean this Securities Purchase Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof, from time to time.

         "Anti-Kickback Statute" shall have the meaning set forth in Section
2.13.

         "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

         "Closing" shall have the meaning set forth in Section 4.3 of this Agreement.

         "Closing Date" shall mean the date hereof, on which the Purchaser shall purchase, and the Company shall issue, the Convertible Notes.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Commission" shall mean, at any time, the Securities and Exchange Commission or any other Federal agency then administering the Securities Act and other Federal securities laws.

         "Common Stock" shall have the meaning set forth in Section 2.2 of this Agreement.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Notice" shall have the meaning set forth in Section 8.2(a).

         "Company Property" shall mean any real property and improvements owned, leased, used, operated or occupied by any Transaction Party.

         "Company Registration Statement" shall have the meaning set forth in
Section 2.5 of this Agreement.

         "Company Reports" have the meaning set forth in Section 2.5 of this Agreement.

         "Consolidated EBITDA" shall mean, with respect to any fiscal period taken as one accounting period determined in conformity with GAAP, an amount equal to (a) consolidated net income of the Company and its Subsidiaries on a consolidated basis for such period, minus (b) the sum of (i) income tax credits,
(ii) interest income, (iii) gain from extraordinary items for such period, and
(iv) any aggregate net gain during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), in each case to the extent included in the calculation of consolidated net income of the Company and its Subsidiaries on a consolidated basis for such period in accordance with GAAP, but without duplication, minus (c) any cash payments made in respect of any item of extraordinary loss accrued during a prior period and added back to Consolidated EBITDA in such prior period pursuant to clause (d)(v) below, plus (d) the sum of (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) the amount of depreciation and amortization for such period, (iv) the amount of any deduction to consolidated net income as the result of any stock option expense, (v) the amount of any item of extraordinary loss not paid in cash in such period, and (vi) the absolute value of any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), in each case to the extent included in the calculation of consolidated net income of the Company: (1) the undistributed earnings of any Subsidiary of the Company or any of its Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; or (2) any restoration to income of any extraordinary contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period.

         "Consolidated Indebtedness" shall mean, as of any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries on a consolidated basis as determined in accordance with GAAP exclusive of Indebtedness of the type described in clause
(vii) of the definition of Indebtedness except to the extent of amounts which would be owing upon termination of such Indebtedness.

         "Consolidated Interest Expense" shall mean, for any fiscal period, interest expense (whether cash or non-cash) of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP; provided, however, interest on the Convertible Notes which the Company has elected after two years from the Closing Date to pay in PIK Securities shall not be included in Consolidated Interest Expense.

         "Convertible Notes" shall have the meaning set forth in the recitals of this Agreement.

         "Copyrights" shall have the meaning set forth in Section 2.7 of this Agreement.

         "Credit Agreement" shall mean the Credit Agreement dated as of November 26, 1997, among American Physician Partners, Inc., the lenders party thereto from time to time and General Electric Capital Corporation, as Agent, as amended, modified, supplemented, refinanced or replaced (whether by one or more credit facilities) from time to time.

         "Damages" shall have the meaning set forth in Section 10.1 of this Agreement.

         "Documents" shall mean this Agreement and the Convertible Notes.

         "Employee Benefit Plan" shall have the meaning set forth in Section 2.15(a) of this Agreement.

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         "Encumbrances" shall have the meaning set forth in Section 2.6 of this
Agreement.

         "Environmental Claims" shall mean all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such Law (hereinafter "Claims"), including (a) Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended as of the Closing Date, and any judicial or administrative interpretation thereof as of the Closing Date, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 43 U.S.C. Section 6901 et seq.; the Resource Conservation and Recovery Act, as amended, 43 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1351 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 3601 et seq.; the Clean Air Act, 43 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 43 U.S.C. Section 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 3701 et seq.; and their state and local counterparts and equivalents.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Full Conversion Shares" means, as of any time of determination, that number of shares of Common Stock equal to the sum of (i) the number of shares of Common Stock (as such number may be adjusted for stock splits, stock dividends, stock combinations or similar events) acquired by the Purchaser through conversion(s) of the Convertible Notes (other than shares of Common Stock acquired upon conversion of accrued interest), prior to such time; plus (ii) the number of additional shares of Common Stock which the Purchaser would receive, if, at such time, the Purchaser were to fully convert into shares of Common Stock any unconverted portion (excluding accrued Interest eligible for conversion) of the Convertible Notes.

         "Fully-Diluted Basis" shall mean the total number of shares of Common Stock outstanding at any time, after giving effect to (a) all Common Stock outstanding at the time of such determination and (b) all Common Stock issuable upon the exercise of any outstanding rights, options and/or warrants to acquire Common Stock and outstanding securities (including, without limitation, the Convertible Notes and (without duplication) accrued interest which could be entitled to be converted into shares of Common Stock) that are, or may be, pursuant to their terms convertible into or exchangeable for Common Stock or that may be required to be issued pursuant to any other agreement, including, without limitation, any agreements to issue stock to physicians and radiologists.

         "GAAP" shall have the meaning set forth in Section 2.5(b) of this Agreement.

         "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import, pursuant to any applicable Environmental Law.

         "Incidental Registration" shall have the meaning set forth in Section 8.2(a) of this Agreement.

         "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables or accrued expenses arising in the ordinary course of business), (ii) the maximum amount available to be drawn under letters of credit, (iii) all indebtedness of the type otherwise described in this definition secured by any lien on any property owned by such Person or any of its Subsidiaries, (iv) capitalized lease obligations, (v) all guarantees of any type of indebtedness otherwise described in this definition, (vi) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay or similar obligations and (vii) interest rate protection hedging agreements, currency hedging agreements or commodity hedging agreements.

         "Intellectual Property" shall have the meaning set forth in Section 2.7 of this Agreement.

         "Interest Coverage Ratio" shall mean at any time the ratio of (i) Consolidated EBITDA of the Company for the four consecutive fiscal quarters of the Company ending immediately preceding the date of determination to (ii) Consolidated Interest Expense of the Company for such period.

         "Investment" shall mean the $20,000,000 investment by the Purchaser in the Convertible Notes issued by the Company on the Closing Date.

         "IRS" shall mean the United States Internal Revenue Service.

         "Joint Venture" shall mean a Person: (a) the stock or similar equity interest of which is held by the Company or its Subsidiaries and a hospital or other health care organization not owned by the Company or one of its Subsidiaries, (b) over which the Company or one of its Subsidiaries has management control, either as general partner, managing partner, by contract or as holder of the controlling interest, and (c) the sole activity of which is to own, lease or operate a radiological diagnostic, treatment or imaging center, device or department and/or facilities providing services ancillary to such center, device or department.

         "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Leases" shall have the meaning set forth in Section 2.6 of this Agreement.

         "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to the Consolidated EBITDA for the period of four consecutive fiscal quarters then last ended, taken as one accounting period.

         "Margin Stock" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System.

         "Marks" shall have the meaning set forth in Section 2.7 of this Agreement.

         "Material Adverse Effect" shall have the meaning set forth in Section
2.1 of this Agreement.

         "Medical Practices" shall mean any Practices, physicians or radiologists with whom the Company or any of its Subsidiaries has executed a management services agreement, technical services agreement, asset purchase agreement or other agreement related thereto.

         "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automatic Quotation System.

         "New Securities" shall mean (i) any shares of Common Stock; (ii) any other equity or debt security (other than senior bank financing) convertible into shares of Common Stock; (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any such debt security, provided that "New Securities" shall not include (I) securities sold pursuant to a public offering pursuant to an effective registration statement filed under the Securities Act, (II) securities issued by the Company in the ordinary course of business to physicians and radiologists in connection with entering into management service agreements with physician or radiology practices and ancillary businesses, at no less than the fair market value at such time, (III) securities issued to sellers of stock (or similar equity interests) or assets of a business as consideration (partial or otherwise) for the business acquired by the Company or of any of its Subsidiaries, (IV) options (and securities issued pursuant thereto) described in the first parenthetical of
Section 3(h) of the Convertible Notes or subject to the Company's 1996 Employee Stock Option Plan, as amended, (V) securities of the Company issued, distributed or

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sold to the holders of Common Stock of the Company pro rata based on the number of shares of Common Stock held by each such holder immediately prior to such issuance or distribution of securities and (VI) Common Stock issued pursuant to conversion of the Convertible Notes.

         "Patents" shall have the meaning set forth in Section 2.7 of this Agreement.

         "Permitted Acquisition" shall mean any acquisition by the Company or any of its Subsidiaries of the stock or assets of any Person permitted by this Agreement.

         "Permitted Business" shall mean (I) providing the technical component of radiology services and any business reasonably related thereto and (II) managing physician and radiology Practices and any business reasonably related thereto.

         "Permitted Encumbrances" shall have the meaning set forth in Section
2.6 of this Agreement.

         "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Practice" shall mean any medical or imaging practice in the radiology sector to which the Company or any of its Subsidiaries agrees to provide or arrange for comprehensive management, administrative and other non-medical support services and with respect to which the Company or one of its Subsidiaries has acquired all or substantially all of the non-medical assets.

         "Pre-Closing Periods" shall have the meaning set forth in Section 2.11 of this Agreement.

         "Preemptive Notice" shall have the meaning set forth in Section 7.22 of this Agreement.

         "Pro Forma Basis" shall mean the calculation of the consolidated results of the Company and its Subsidiaries otherwise determined in accordance with this Agreement as if the Permitted Acquisition, incurrence of Indebtedness (other than revolving loans used for working capital purposes under the Credit Agreement) or repayment of Indebtedness (other than revolving loans under the Credit Agreement used for working capital purposes unless repayment of such loans is made with the proceeds of Indebtedness other than Indebtedness under the Credit Agreement) and all other Permitted Acquisitions, incurrences of Indebtedness (other than revolving loans used for working capital purposes under the Credit Agreement) and repayments of Indebtedness (other than revolving loans under the Credit Agreement used for working capital purposes unless repayment of such loans is made with the proceeds of Indebtedness other than Indebtedness under the Credit Agreement), in each case consummated during the respective Test Period and prior to the date of determination pursuant to Section 7.16 or 7.17 or other applicable

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provision of this Agreement, had been effected on the first day of the respective Test Period; provided that all calculations shall take into account the following assumptions:

                  (i) with respect to Consolidated Interest Expense and Consolidated Indebtedness, any Indebtedness incurred during the relevant Test Period and prior to the date of determination (except as provided in the introductory paragraph of this definition, with respect to Indebtedness in the nature of revolving loans used for working capital purposes under the Credit Agreement) shall be deemed to have been outstanding from the first day of the respective Test Period (and the interest expense associated with any such Indebtedness incurred shall be determined at the actual rates applicable thereto or for the period when such Indebtedness was not outstanding, at the average interest rate during the period when such Indebtedness was outstanding and shall be included in determining Consolidated Interest Expense on such Pro Forma Basis) and all Indebtedness incurred in connection with a Permitted Acquisition of the Person or business division or product line being acquired that was outstanding during the Test Period and prior to the date of such Permitted Acquisition but not outstanding on the date of the Permitted Acquisition shall be deemed to have been repaid in full on the first day of the Test Period; and

                  (ii) with respect to all calculations of Consolidated EBITDA (and the other components of the definition of Consolidated EBITDA included therein), such calculations (a) shall include the Consolidated EBITDA of the Company and its Subsidiaries (and the other components of the definition of Consolidated EBITDA included therein) during the relevant Test Period and shall include the Consolidated EBITDA (and other components of such definition) of the Person or business, division or product line being acquired pursuant to the Permitted Acquisition but (b) shall not include increases to Consolidated EBITDA which may arise from synergies or projected eliminations of any other costs and expenses of the entity being acquired but shall reflect actual costs and expenses that will cease to exist as a result of such Permitted Acquisition.

         "Pro Rata Amount" shall mean the quotient obtained by dividing the number of shares of Common Stock owned by the Purchaser on a Fully-Diluted Basis by the total number of shares of Common Stock outstanding at such time on a Fully-Diluted Basis.

         "Purchase Price" shall have the meaning provided in Section 4.2.

         "Purchaser" shall have the meaning set forth in the first paragraph of this Agreement.

         "Questar" shall mean Questar Imaging, Inc., a Florida corporation.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Registrable Securities" shall mean (i) any and all Common Stock acquired by, or issuable to, the Purchaser or any of its Affiliates pursuant to the conversion of the Convertible

Notes on or after the date hereof and (ii) any securities of the Company owned by the Purchaser or any of its Affiliates issued or issuable with respect to Common Stock by way of conversion, exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act.

         "Registration" shall mean each Shelf Registration and each Incidental Registration.

         "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Article VII, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depositary Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and reasonable fees and expenses of one counsel (and local counsel) for holders of Registrable Securities, selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees.

         "Returns" shall have the meaning set forth in Section 2.11 of this Agreement.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

         "SBA Forms" shall have the meaning set forth in Section 5.8 of this Agreement.

         "SBIA" shall have the meaning set forth in Section 7.10 of this Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Securities Laws" shall have the meaning set forth in Section 2.5 of this Agreement.

         "Shelf Registration" shall have the meaning set forth in Section 8.1(a) of this Agreement.

         "Stark Amendments" shall have the meaning set forth in Section 2.13.

         "Subsidiary" shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such stock whether by proxy, agreement, operation of law or otherwise, (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) and (c) immediately after giving effect to this Agreement, Questar.

         "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all Federal, state, local, foreign and other income, franchise, profits, capital gains, capital stock, transfer, sales, use, occupation, property, excise, severance, windfall profits, stamp, license, payroll, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

         "Test Period" shall mean the period of four consecutive fiscal quarters then last ended (taken as one accounting period).

         "Transaction Party" shall have the meaning set forth in Section 2.1 of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS OF THE COMPANY

         Section 2.0 Representations of the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Convertible Notes, the Company represents and warrants to and agrees with the Purchaser that on the Closing Date:

         Section 2.1 Existence and Good Standing. The Company and each of its Subsidiaries (each a "Transaction Party," and collectively, the "Transaction Parties") is a corporation or partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Transaction Party has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each Transaction Party is duly qualified or licensed to do business and is in good standing and is authorized to do business, in each jurisdiction in which the character or location of the properties owned, leased or operated by such entity or the nature of the business conducted by such entity makes such qualification or license necessary, except where any such failure to be duly qualified or licensed or in good standing could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, assets, business, liabilities, accounting treatment, results of operations or prospects of the Transaction Parties, taken as a whole, or on the ability of the Company to perform its obligations under any of the Documents (a "Material Adverse Effect").

         Section 2.2 Capital Stock. The Company has an authorized capitalization consisting of 50,000,000 shares of Common Stock, par value $0.0001 per share ("Common Stock") of which 19,312,213 shares of Common Stock are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $0.0001 per share, of which zero shares are issued or outstanding. All outstanding shares of capital stock of the Company have been, and will, on the Closing Date, be, duly authorized and validly issued and fully paid and non-assessable. Except as set forth on Schedule 2.2(a), there are no outstanding subscriptions, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements (including, without limitation, agreements with physicians and/or radiologists engaged by Practices) or commitments, contingent or otherwise, of any character providing for the purchase, redemption, acquisition, retirement, issuance or sale by any Transaction Party of any shares of capital stock of any Transaction Party or other securities exchangeable or convertible into capital stock of any Transaction Party and there are no stock appreciation rights or phantom stock plans outstanding. Schedule 2.2(a) sets forth the number of shares of Common Stock which the Company is obligated to issue in connection with each specific item set forth on Schedule 2.2(a) and described in the immediately preceding sentence. Except for security interests granted pursuant to the Credit Agreement, there are no rights, agreements, restrictions or encumbrances (such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements, voting trusts, registration rights agreements, shareholders agreements, etc., whether or not the any Transaction Party is a party thereto) nor, except as set forth on
Schedule 2.2(b) (and Schedule 2.2(b) lists the dates on which such restrictions lapse and the number of shares of capital stock with respect to which such restrictions lapse on such date), are there any restrictions on the transferability or sale of capital stock of any Transaction Party pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of capital stock of any Transaction Party (whether outstanding or issuable upon conversion, exchange or exercise of any other security of any Transaction Party). The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote). The shares of Common Stock to be issued upon conversion of the Convertible Notes are duly and validly authorized and when issued upon conversion of the Convertible Notes, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens and preemptive and other similar rights.

         Section 2.3 Authorization and Validity of the Documents. The Company has the requisite corporate power and authority to execute and deliver the Documents and to perform its obligations thereunder. The execution, delivery and performance of the Documents by the Company and the performance of its obligations thereunder have been duly authorized and approved by all necessary corporate action (including, without limitation, all action of the Board of Directors and shareholders of the Company) and no other corporate action on the part of such persons is necessary to authorize the execution, delivery and performance of the Documents by the Company. Each of the Documents has been duly executed and delivered by the Company and, assuming due execution thereof by the other parties thereto, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or at law).

         Section 2.4 Subsidiaries and Investments. (a) Set forth in Schedule 2.4(a) attached hereto is a list of (i) each Person in which the Company owns, directly or indirectly, any equity or debt security excluding employee loans and cash equivalent investments and the extent (expressed in percentage) of such ownership and (ii) each Practice with whom the Company or any of the its Subsidiaries has entered into a management services agreement, acquisition agreement or affiliation agreement.

         (b) All of the outstanding shares of capital stock or partnership interests, as the case may be, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and those shares of capital stock of each Subsidiary which are owned by the Company or another Subsidiary of the Company are owned, of record and beneficially, directly or indirectly, by the Company or a Subsidiary of the Company, free and clear of all liens, encumbrances, restrictions and claims of every kind except for Permitted Encumbrances and as set forth on Schedule 2.4(b). No capital stock of any Subsidiary constitutes Margin Stock.

         Section 2.5 SEC and Other Documents; Financial Statements; Undisclosed Liabilities. (a) The Company has delivered or made available to the Purchaser the registration statement of the Company filed with the Commission in connection with the Company's initial public offering of Common Stock, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each registration statement, report, including annual and quarterly reports, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the Company Registration Statement, which documents are listed in Schedule 2.5(a) attached hereto, each in the form (including exhibits and any amendments thereto) filed with the Commission (collectively, the "Company Reports"). The Company Reports were filed with the Commission in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and any applicable state securities laws (the "Securities Laws"). As of their respective dates the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not materially misleading. There is no unresolved violation of the Securities Laws asserted by any Government Authority with respect to any of the Company Reports.

         (b) Each of the balance sheets included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved ("GAAP"), except as may be noted therein and except, in the case of the unaudited statements, subject to normal recurring year-end adjustments. The Company has heretofore furnished the Purchaser with a pro forma consolidated balance sheet of the Company, as of the Closing Date, giving effect to the issuance of the Convertible Notes.

         (c) Except as set forth on Schedules 2.5(c), 2.8, 2.11, 2.15 and 2.26 attached hereto and except in connection with the transactions contemplated hereby, since December 31, 1998, no Transaction Party and, with respect to clauses (i), (ii) and (xv) only, no Practice has: (i) failed, in any material respect to conduct its business in the ordinary course in a manner consistent with past practice; (ii) experienced any change, event or circumstance that could reasonably be expected to have a Material Adverse Effect; (iii) other than in the ordinary course of business consistent with past practice, purchased, sold, leased, pledged, encumbered or otherwise acquired or disposed of any properties or assets relating to its business or operations; (iv) experienced any material damage, destruction or loss to or of any of its assets which are necessary to the conduct of its business; (v) except in the ordinary course of business consistent with past practice, made or agreed to make any increase in the compensation or severance arrangement of any officer, director or employee;
(vi) experienced material adverse changes in lease rates under existing leases;
(vii) written down or cancelled any material Indebtedness or waived or released any right or claim which individually or in the aggregate is material; (viii) suffered any judgment with respect to, or made any settlement of, any claim, suit, action or proceeding which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ix) effected any material change in accounting practices and procedures, other than changes required as a result of changes in GAAP; (x) amended its organizational documents; (xi) incurred or assumed any Indebtedness or guaranteed or otherwise become responsible for any such liabilities, obligations or Indebtedness; (xii) acquired or agreed to acquire by merging or consolidation with, or by purchasing the assets or stock, of or by any other manner, any Person or division thereof or otherwise acquire or agree to acquire any assets (other than inventory) which are material to any Transaction Party taken together; (xiii) initiated or settled any material litigation to which any Transaction Party is a party; (xiv) failed to preserve intact its business organization; (xv) failed to keep available the services of its officers and material employees; (xvi) adopted or increased any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees; (xvii) failed to maintain its reserves in a manner consistent with the policies and principles used by the Company in connection with the preparation of the balance sheets included in or incorporated by reference into the Company Reports; (xviii) issued or sold any shares of capital stock or any other securities, or issued any securities convertible into, or options warrants or rights to purchase or subscribe to, or entering into any arrangement or contract with respect to the issue and sale of, any shares of its capital stock or any other securities, or made any other changes in its capital structure; (xix) experienced material changes in HMO or other payor contracts with respect to the purchase price paid for Practice-related services or in volume reductions as set forth therein; (xx) experienced material changes with respect to existing contracts with radiologists; or (xxi) agreed to any of the foregoing.

         (d) After giving effect to the transactions contemplated hereby, except for the Convertible Notes, neither the Company nor any of its Subsidiaries shall have any outstanding Indebtedness except for Indebtedness listed on Schedule 2.5(d).

         Section 2.6 Title to Properties; Encumbrances; Leases. (a) Schedule 2.6 attached hereto, contains a complete and accurate list setting forth the name and address of each parcel of material real property owned in fee by the Transaction Parties. Except for such properties and assets which have been sold or otherwise disposed of in the ordinary course of business, each of the Transaction Parties has good title to all of its properties and assets (whether real, personal, mixed, tangible or intangible), subject to no encumbrance, lien, charge or other restriction of any kind or character ("Encumbrances"), except for (i) Encumbrances for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) liens and security interests created pursuant to the Credit Agreement, (iii) Encumbrances arising by operation of law and (iv) other Encumbrances which could not reasonably be expected to have a Material Adverse Effect (Encumbrances of the type described in clauses (i) - (iv) above are hereinafter sometimes referred to as "Permitted Encumbrances"). Each Transaction Party owns or otherwise has the right to use all of the property now used and material to the operation of the business of the Transaction Parties taken as a whole, which personal property is in good operating condition and repair, ordinary wear and tear excepted and substantially fit for the purpose for which they are being utilized and constitutes all of the property necessary to conduct its business as it is presently being conducted.

         (b) Schedule 2.6 attached hereto contains an accurate and complete list of all material property (whether real, personal, mixed, tangible or intangible) leased or sub-leased by the Transaction Parties, including all amendments, extensions and other modifications but excluding customary equipment leases (the "Leases"). Each Lease is in full force and effect; the Transaction Parties have a good and valid leasehold interest in and to all of the leased property, subject to no Encumbrances, except Permitted Encumbrances; all rents and additional rents due to date from any of the Transaction Parties in respect of each such Lease have been paid; no Transaction Party has received notice that it is in default under any Lease; and, to the knowledge of each of the Transaction Parties, there exists no event, occurrence, condition or act (including the consummation of the Transaction) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default by any Transaction Party under any such Lease.

         Section 2.7 Intellectual Property. Schedule 2.7 attached hereto contains an accurate and complete description of all (a) registrations for trademarks and service marks and all pending applications for such registrations owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world and all material unregistered trademarks, trade names, service marks, brand names, and business names (collectively "the Marks"); (b) copyrights, whether registered or unregistered, owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world (collectively "the Copyrights"); and (c) patents and patent applications owned by, assigned to or subject to assignment to the Transaction Parties anywhere in the world (collectively the "Patents"). The Company owns the entire right, title and interest in and to the Marks, the Copyrights and the Patents free and clear of any Encumbrances except for Permitted Encumbrances. Except as could not reasonably be expected to have a Material Adverse Effect, each item that is indicated as registered on Schedule 2.7 has been duly registered, filed with or issued by the appropriate authorities in the countries indicated on Schedule 2.7 and to the knowledge of each of the Transaction Parties, all such registrations, filings and issuances remain in full force and effect. Except as could not reasonably be expected to have a Material Adverse Effect, none of the Marks, the Copyrights or the Patents are the subject of any pending, or to the knowledge of each of the Transaction Parties, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before a registration or issuing authority in any jurisdiction. Except as could not reasonably be expected to have a Material Adverse Effect, the conduct of the Transaction Parties' business as presently conducted does not infringe, violate, or constitute misappropriation of any trademark, service mark, copyright (whether registered or unregistered), patent, trade secret, industrial design, computer program, data base, know-how or other proprietary right (collectively "Intellectual Property") of any other Person, nor, during the past six years, has any Transaction Party received notice to the contrary from any Person. Except as could not reasonably be expected to have a Material Adverse Effect, the Company owns or has the right to use through assignment, lease, license or other agreement all Intellectual Property necessary for the conduct of the business as presently conducted. Except as could not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the knowledge of each of the Transaction Parties, threatened material claims by any Person for infringement of any Intellectual Property or unfair competition by any Transaction Party. To the Company's knowledge, no Person is infringing upon the Intellectual Property owned by, assigned to or subject to assignment of, the Transaction Parties, and the Transaction Parties are aware of no facts that would support such a claim by the Transaction Parties. The consummation of the transaction contemplated hereby will not result in the loss or impairment of the Transaction Parties' right to own or use any of the Intellectual Property necessary to the conduct of the Transaction Parties' business as presently conducted (including, but not limited to the Marks, the Copyrights and the Patents).

         Section 2.8 Material Contracts. Except as set forth on Schedule 2.8, no Transaction Party is bound by (a) any agreement, contract or commitment that involves the delivery of goods and/or materials by it of an amount or value in excess of $100,000, (b) any material agreement, contract or commitment not in the ordinary course of business, (c) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (d) any agreement, indenture or instrument relating to Indebtedness (whether or not such Indebtedness is being repaid in connection with the transactions contemplated hereby), (e) any agreement, contract or understanding with any Affiliate (other than ordinary course contracts with employees), (f) any management service, technical service, consulting or any other similar type of contract, (g) any agreement, contract or commitment limiting the ability of any Transaction Party to engage in any line of business or to compete with any Person or to otherwise acquire property or conduct business in any area, (h) any material agreement with respect to the purchase or affiliation with, or proposed purchase or affiliation with, or management of, a Practice or other physician or radiology entity, including, without limitation, any agreement, arrangement or understanding which has not yet closed or (i) any agreement with any bank, investment bank or other Person with respect to the providing of financial advisory services of any type or with respect to the raising of debt or equity. Each contract or agreement set forth on Schedule 2.8 (or required to be set forth in Schedule 2.8) is in full force and effect and there exists no material default or material event of default or to the knowledge of each of the Transaction Parties, event, occurrence, condition or act (including the consummation of the sale contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other material event or condition, could become a material default or material event of default thereunder. None of the Transaction Parties and none of their Affiliates, is a party to, or bound by, any contract, agreement, instrument or commitment relating to the issuance of the Convertible Notes, other than the Documents.

         Section 2.9 Consents and Approvals; No Violations. The execution and delivery of the Documents by the Company and compliance by each Transaction Party with the terms and provisions hereof and thereof and the issuance of the Convertible Notes by the Company and the consummation of the transactions contemplated by the Documents does not and will not (a) violate or contravene any provision of the Certificates, Articles of Incorporation or Bylaws of any Transaction Party, (b) violate or contravene any statute, rule, regulation, licensing requirement, order or decree of any court, arbitrator or any other public body or authority by which any Transaction Party is bound or by which any of its properties or assets are bound, (c) require any filing with, or permit, consent authorization, qualification or approval of, or exemption from, or the giving of any notice to, any governmental or regulatory body, agency or authority, or any other Person or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of any Transaction Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or any other instrument or obligation to which any Transaction Party is bound, or by which it or any of its properties or assets may be bound.

         Section 2.10 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of each of the Transaction Parties, any investigation by) any governmental or other instrumentality or agency pending, or, to the knowledge of each of the Transaction Parties, threatened, against or affecting any Transaction Party or any Practice or any such entity's properties or rights which could reasonably be expected to have a Material Adverse Effect. No Transaction Party is subject to any judgment, order or decree entered in any lawsuit or proceeding which could reasonably be expected to have a Material Adverse Effect.

         Section 2.11 Taxes. (a) Tax Returns. Each of the Transaction Parties has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all material returns, statements, forms and reports for Taxes ("Returns") that are required to be filed by, or with respect to, the Transaction Parties on or prior to the Closing Date. The Returns have accurately reflected and will accurately reflect all material liability for Taxes of the Transaction Parties for the periods covered thereby.

         (b) Payment of Taxes. All material Taxes and material Tax liabilities that are due by or with respect to the Transaction Parties for all taxable years or periods that end on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date ("Pre-Closing Period") have been timely paid or accrued and adequately disclosed and fully provided for pursuant to the financial statements which has been provided to the Purchaser by the Company and is in accordance with GAAP.

         (c) Other Tax Matters. (i) Schedule 2.11 attached hereto sets forth (A) each taxable year or other taxable period of the Transaction Parties for which an audit or other examination of Taxes by the appropriate tax authorities of any nation, state or locality is currently in progress (or scheduled as of the Closing Date to be conducted) together with the names of the respective tax authorities conducting (or scheduled to conduct) such audit or examination and a description of the subject matter of such audits or examinations, (B) the most recent taxable year or other taxable period for which an audit or other examination relating to Federal income taxes of any Transaction Party have been finally completed and the disposition of such audits or examinations, (C) the taxable years or other taxable periods of any Transaction Party which will not be subject to the normally applicable statute of limitations by reason of any waiver or extension of the applicable statute of limitations for Taxes entered into or granted by or on behalf of such Transaction Party, (D) the amount of any material proposed adjustments (and the principal reason therefor) relating to any Returns for Tax liability of any Transaction Party which have been proposed (and that are outstanding) or assessed by any taxing authority and (E) a list of all material notices received by any Transaction Party from any taxing authority relating to any issue which could affect the Tax liability of any Transaction Party, which issue has not been finally determined and which, if determined adversely to such Transaction Party, could result in a material Tax liability. Neither the Company nor any of the Transaction Parties (A) are presently contesting the Tax liability of any of the Transaction Parties before any court, tribunal or agency or (B) has applied for and/or received a ruling or determination from a tax authority regarding a past or prospective transaction of any of the Transaction Parties.

         (ii) No Transaction Party has been included in any "consolidated," "unitary" or "combined" Return provided for under the law of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired.

         (iii) All material Taxes which any Transaction Party are (or were) required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable.

         (iv) None of the Transaction Parties are a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

         (v) There are no tax sharing, allocation, indemnification or similar agreements or arrangements in effect as between any Transaction Party and any other party under which the Purchaser, or any of its Affiliates, or any Transaction Party could be liable for any Taxes or other claims of any party.

         (vi) The Transaction Parties have not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

         (vii) No indebtedness of any Transaction Party consists of "corporate acquisition indebtedness" within the meaning of Section 279 of the Code.

         (viii) The Transaction Parties are not a party to any agreement that would require them to make any payment that would constitute an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code.

         Section 2.12 Liabilities. No Transaction Party has any outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the balance sheet included in the Company's 1998 audited financial statements except for such as has been incurred in the ordinary course of business and could not be reasonably expected to have a Material Adverse Effect and is not Indebtedness or is Indebtedness pursuant to the Credit Agreement. No Transaction Party is in default in respect of the terms or conditions of any material indebtedness. Except for customary conditions precedent in the Credit Agreement with which the Company is in compliance, there are no restrictions on the Company's ability to borrow up to $10,799,000 under the Credit Agreement to be used to effect the transactions contemplated by the Documents, including the Acquisition Agreement.

         Section 2.13 Compliance with Laws; Permits; Billing Practices. Each of the Transaction Parties and the Practices is in compliance with all applicable laws, regulations, licensing requirements, orders, judgments and decrees and have obtained all required governmental approvals and permits in each jurisdiction in which they currently do business, including the right to receive Medicare and Medicaid reimbursements, except where the failure to so comply or obtain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or give rise to criminal liability. Without limiting the generality of the foregoing:

                  (i) Each of the Company and its Subsidiaries and the Practices has timely filed all claims and/or reports legally required to be filed in connection with federal

         Medicare, TRICARE/CHAMPUS and applicable state Medicaid programs and due on or before the Closing Date, and all required reports are true and complete in all material respects; there are no claims, actions or appeals pending (and neither the Company nor any of its Subsidiaries nor any Practice has filed anything that would result in any claims, actions or appeals other than in the ordinary course of business) before any commission, board or agency with respect to any state or federal Medicare, TRICARE/CHAMPUS or Medicaid claims filed by the Company or any of its Subsidiaries or (since its affiliation with the Company) any Practice on or before the date hereof, that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; no validation review or program integrity review related to the Company or any of its Subsidiaries or any Practice has been conducted with respect to the Company or any of its Subsidiaries or any Practice by any commission, board or agency in connection with federal Medicare, TRICARE/CHAMPUS or state Medicaid programs, and no such reviews are scheduled, pending or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries; each of the Company and its Subsidiaries and the Practices has timely filed all material reports, data and other information required by any other Governmental Authority with authority to regulate the Company or any of its Subsidiaries or any Practice or its business in any manner; each of the Company and its Subsidiaries and the Practices is in compliance in all material respects with all rules, regulations and requirements of all health Governmental Authorities, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect; and the conduct of the business of each of the Company and its Subsidiaries does not violate 42 U.S.C. Section 1320a-7, 1320a-7a, 1320a-7b (the "Anti-Kickback Statute") Section 1395nn, 1396b; 31 U.S.C. Section 3729 et seq., the federal TRICARE/CHAMPUS statute or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations (the "Stark Amendments"), including all amendments thereto.

                  (ii) Without limiting anything contained in Section 2.13(i), none of the Company or any of its Subsidiaries or any Practice, or any of the Company's or any of its Subsidiaries' or any Practice's executive officers or directors has:

                       (A) knowingly and willfully made or caused to be made a
                  false statement or representation of a material fact in any application for any benefit or payment;

                       (B) knowingly and willfully made or caused to be made any
                  false statement or representation of a material fact for use in determining rights to any benefit or payment under applicable health care laws;

                       (C) presented or caused to be presented a claim for
                  reimbursement under TRICARE/CHAMPUS, Medicare, Medicaid, or other state health care program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

                       (D) failed to disclose knowledge of the occurrence of any
                  event affecting the initial or continuing right of a claimant to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

                       (E) knowingly and willfully made or caused to be made or
                  induced or sought to induce the making of any false statement or representation (or omitted to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a Practice in order that the Practice may qualify for TRICARE/CHAMPUS, Medicare, Medicaid or other state health care program certification, or (2) information required to be proved under Section 1124A of the Social Security Act (42 U.S.C Section 1320a-3).

                  (iii) Without limiting anything contained in Section 2.13(i), there are no material Medicare, Medicaid or TRICARE/CHAMPUS recoupments or recoupments of any other third-party payor being sought, threatened, requested or claimed against the Company or any of its Subsidiaries.

                  (iv) Without limiting anything contained in Section 2.13(i), the Company and its Subsidiaries and the Practices are in compliance in all material respects with applicable federal and state laws and regulations prohibiting the payment or solicitation of remuneration in exchange for or to induce the referral of patients or the ordering of items and services and regulating the ability of physicians to refer patients to entities in which they have an ownership interest or compensation arrangement.

                  (v) Without limiting anything contained in Section 2.13(i), all billing practices by the Company and its Subsidiaries and the Practices to all third party payors, including, but not limited to, the federal Medicare program, TRICARE/CHAMPUS program, state Medicaid programs and private insurance companies, have been true, fair and correct in all material respects and in compliance in all material respects with all federal and state applicable laws, regulations and policies of all such third party payors.Neither the Company nor any of its Subsidiaries nor any Practice has billed for or received any payment or reimbursement in excess of amounts allowed by law.

                  (vi) Without limiting anything contained in Section 2.13(i), the Company and its Subsidiaries and the Practices are not in material violation of any state or federal law or regulation which prohibits non-physician entities from practicing medicine or prohibits physicians from splitting fees with non-physicians.

                  Notwithstanding anything to the contrary contained in this
         Section 2.13, to the extent relating to any Practice or any Practice's executive officers or directors, any representation or warranty made in this Section 2.13 shall only be deemed breached if it could reasonably be expected that a Material Adverse Effect could result from such breach.

         Section 2.14 Employment Relations. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Transaction Parties are in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice;

         (b) no unfair labor practice complaint against any Transaction Party is pending before the National Labor Relations Board;

         (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving any Transaction Party;

         (d) no claim in respect of the employment of any employee has been asserted in writing or, to the knowledge of each of the Transaction Parties, asserted orally or threatened, against the Transaction Parties;

         (e) the Transaction Parties have not experienced any labor difficulty in the past three years; and

         (f) there has not been since December 31, 1998 any material adverse change in the relations of the Transaction Parties with their employees.

         Section 2.15 Employee Benefit Plans and Employees. (a) List of Plans. Set forth in Schedule 2.15(a) attached hereto is an accurate and complete list of all domestic and foreign (i) "employee benefit plans," within the meaning of
Section 3(3) of ERISA; (ii) bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, "voluntary employees' beneficiary associations" under Section 501(c)(9) of the Code, profit-sharing, pension or retirement, deferred compensation, medical, life, disability, accident, salary continuation, severance, accrued leave, vacation, sick pay, sick leave, supplemental retirement and unemployment benefit plans, programs, arrangements, commitments and/or practices (whether or not insured); and (iii) employment, consulting, termination, severance, non-competition contracts or agreements; in each case for active, retired or former employees or directors/whether or not any such plans, programs, arrangements, commitments, contracts, agreements and/or practices (referred to in (i), (ii) or (iii) above) are in writing or are otherwise exempt from the provisions of ERISA; that have been established, maintained or contributed to (or with respect to which an obligation to contribute has been undertaken) or with respect to which any potential liability is borne by the Company or any of its Subsidiaries (including, for this purpose and for the purpose of all of the representations in this Section 2.15, any predecessors to the Company or to any of its Subsidiaries and all employers (whether or not incorporated) that are by reason of common control treated together with the Company, and/or any of its Subsidiaries as a single employer
(i) within the meaning of Section 414 of the Code or (ii) as a result of the Company or any Subsidiary being or having been a general partner of any such employer, since September 2, 1974 ("Employee Benefit Plans"). Each Employee Benefit Plan is in writing.

         (b) Status of Plans. Each Employee Benefit Plan (including any related trust) complies in form with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and has at all times been maintained and operated in substantial compliance with its terms and the requirements of all applicable laws, including, without limitation, ERISA and the Code. No complete or partial termination of any Employee Benefit Plan has occurred or is expected to occur. Neither the Company nor any of its Subsidiaries has any commitment, intention or understanding to create, modify or terminate any Employee Benefit Plan. Except as required to maintain the tax-qualified status of any Employee Benefit Plan intended to qualify under Section 401(a) of the Code, no condition or circumstance exists that would prevent the amendment or termination of any Employee Benefit Plan. No event has occurred and no condition or circumstance has existed that could result in a material increase in the benefits under or the expense of maintaining any Employee Benefit Plan from the level of benefits or expense incurred for the most recent fiscal year ended thereof.

         (c) No Pension Plans. No Employee Benefit Plan is a "defined benefit plan" (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Section 302 or Title IV of ERISA. Neither the Company nor any of its Subsidiaries has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any "multiple employer plan" (within the meaning of the Code or ERISA) or any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

         (d) Liabilities. No Employee Benefit Plan subject to Section 412 or 418B of the Code or Section 302 of ERISA has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA, respectively, or has applied for or obtained a waiver from the IRS of any minimum funding requirement or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA. Neither the Company nor any of its Subsidiaries has incurred any liability (including, for this purpose and for the purpose of all of the representations in this Section 2.15, any indirect, contingent, or secondary liability) to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any active, retired or former employees or directors of the Company or any of its Subsidiaries, including, without limitation, any liability under Section 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Employee Benefit Plan in a manner which could subject it to liability under Section 4062, 4063 or 4064 of ERISA, or knows of any facts or circumstances that might give rise to any liability of the Company or any of its Subsidiaries to the PBGC under Title IV of ERISA.

         Neither the Company nor any of its Subsidiaries has incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Section 4201 or 4204 of ERISA to any Employee Benefit Plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) ("Multiemployer Plan"), and no event has occurred and no condition or circumstance has existed, that presents a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan which could result in any liability of the Company or any of its Subsidiaries to any such Multiemployer Plan.

         Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is a "group health plan" (as such term is defined in Section 607(1) of ERISA or Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code and neither the Company nor any of its Subsidiaries is subject to any material liability, including, without limitation, additional contributions, fines, taxes, penalties or loss of tax deduction as a result of such administration and operation. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for post-employment or retiree health, life and/or other welfare benefits and having unfunded liabilities, and neither the Company nor any of its Subsidiaries have any obligation to provide any such benefits to any retired or former employees or active employees following such employees' retirement or termination of service. Neither the Company nor any of its Subsidiaries maintains any Employee Benefit Plan which is an "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) that has provided any "disqualified benefit" (as such term is defined in Section 4976(b) of the Code) with respect to which an excise tax could be imposed. No Employee Benefit Plan which is a group health plan is a "multiple employer welfare arrangement," within the meaning of Section 3(40) of ERISA. Each Employee Benefit Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements, and each program of benefits for which employee contributions are provided pursuant to elections under any Employee Benefit Plan meets the requirements of the Code applicable thereto. No Employee Benefit Plan holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract, policy or instrument issued by an insurance company that, to the knowledge of each of the Transaction Parties, is or may be the subject of bankruptcy, conservatorship, insolvency, liquidation, rehabilitation or similar proceedings.

         Neither the Company nor any of its Subsidiaries has any unfunded liabilities pursuant to any Employee Benefit Plan that is not intended to be qualified under Section 401(a) of the Code.

         Neither the Company nor any of its Subsidiaries has incurred any liability for any tax or excise tax arising under Chapter 43 of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such liability.

         Other than as described in Schedule 2.15(d) attached hereto, there are no actions, suits or claims pending, or, to the best knowledge and belief of each of the Transaction Parties, threatened, anticipated or expected to be asserted against any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits and appeals of denied routine claims), and no civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending, threatened, anticipated or expected to be asserted against the Company or any of its Subsidiaries or any fiduciary of any Employee Benefit Plan, in any case with respect to any Employee Benefit Plan. No Employee Benefit Plan or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

         (e) Contributions. Full payment has been, or will be within the time required by ERISA and the Code, made of all amounts which the Company or any of its Subsidiaries is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which the Company or any of its Subsidiaries is a party, to have paid as contributions or premiums thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All such contributions and/or premiums have been, or will be, fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any governmental entity, and to the best knowledge and belief of each of the Transaction Parties, no event has occurred and no condition or circumstance has existed that could give rise to any such challenge or disallowance. The Company has made adequate provision for reserves to meet contributions and premiums and any other liabilities that have not been paid or satisfied because they are not yet due under the terms of any Employee Benefit Plan, applicable law or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided. No asset of the Company or any of its Subsidiaries is subject to any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such lien. Neither the Company nor any of its Subsidiaries has been required to provide any security under Section 307 of ERISA or Section 401(a)(29) or 412(f) of the Code, and no event has occurred and no condition or circumstance has existed that could give rise to any such requirement to provide any such security.

         (f) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS; and each trust established in connection with any Employee Benefit Plan which is intended to be exempt from Federal income taxation under
Section 501(a) of the Code has been determined to be so exempt by the IRS (or has been submitted to the IRS for a determination letter, or is within the remedial amendment period for submitting an application for a determination letter to the IRS, and is awaiting receipt of a response). Since the date of each most recent determination referred to in this paragraph (f), no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Employee Benefit Plan or the exempt status of any such trust.

         (g) Transactions. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or, to the best knowledge and belief of each of the Transaction Parties, other persons who participate in the operation of any Employee Benefit Plan or related trust or funding vehicle, has engaged in any transaction with respect to any Employee Benefit Plan or breached any applicable fiduciary responsibilities or obligations under Title I of ERISA that would subject any of them to a tax, penalty or liability for prohibited transactions or breach of any obligations under ERISA or the Code or would result in any claim being made under, by or on behalf of any such Employee Benefit Plan by any party with standing to make such claim.

         (h) Triggering Events. The execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), "parachute payment" (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company or any of its Subsidiaries. No Employee Benefit Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits.

         (i) Documents. The Company has delivered or caused to be delivered to the Purchaser and its counsel true and complete copies of all material documents in connection with each Employee Benefit Plan, including, without limitation (where applicable): (i) all Employee Benefit Plans as in effect on the date hereof, together with all amendments thereto, including, in the case of any Employee Benefit Plan not set forth in writing, a written description thereof;
(ii) all current summary plan descriptions, summaries of material modifications, and material communications; (iii) all current trust agreements, declarations of trust and other documents establishing other funding arrangements (and all amendments thereto and the latest financial statements thereof); (iv) the most recent IRS determination letter obtained with respect to each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code or exempt under
Section 501(a) of the Code; (v) the annual report on Internal Revenue Service Form 5500-series for each of the last three years for each Employee Benefit Plan required to file such form; (vi) the most recently prepared financial statements for each Employee Benefit Plan for which such statements are required; and (vii) all contracts and agreements relating to each Employee Benefit Plan, including, without limitation, service provider agreements, insurance contracts, annuity contracts, investment management agreements, subscription agreements, participation agreements, and recordkeeping agreements and collective bargaining agreements.

         (j) Employees. Except as provided in Schedule ___, no physician or radiologist employed by a Medical Practice is a common law employee of the Company or any of its Subsidiaries, and no employee of the Company or any of its Subsidiaries is a common law employee of a Medical Practice.

         Section 2.16 Environmental Laws and Regulations. Except as could not reasonably be expected to have a Material Adverse Effect:

         (a) No Transaction Party has generated, used, treated or stored any Hazardous Materials and, to the knowledge of each of the Transaction Parties, no Hazardous Materials have been generated, used, treated or stored, or released or disposed by any Transaction Party in each case, except in compliance with Environmental Laws.

         (b) The Transaction Parties are in compliance in all material respects with Environmental Laws and the terms and conditions of permits issued under such Environmental Laws.

         (c) There are no pending or, to the knowledge of each of the Transaction Parties, threatened Environmental Claims against any Transaction Party or, to the knowledge of the Transaction Parties, any Company Property.

         (d) There are no facts, circumstances, conditions or occurrences regarding any Company Property that could reasonably be anticipated (i) to form the basis of an Environmental Claim against the Company, any of its Subsidiaries or any Company Property or assets, or (ii) to cause such Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law.

         Section 2.17 Interests in Clients, Suppliers, etc. No Transaction Party and none of their respective officers, directors or shareholders that own more than 10% of the outstanding Common Stock of the Borrower (and none of any of the foregoing Person's Affiliates) possess, directly or indirectly, any financial interest in, and is not a director, officer or shareholder or employee of, any entity which is a client, supplier, customer, lessor, lessee or competitor or potential competitor of any Transaction Party. Ownership of securities of a company whose securities are registered under the Exchange Act of 1% or less of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 2.17.

         Section 2.18 Physician/Hospital Relationships. The transactions contemplated hereby will not have a material adverse effect on the relationship of the Company or any of its Subsidiaries with any physician, radiologist, Practice or hospital to which the Company or any of its Subsidiaries provides radiology services. Except as could not reasonably be expected to have a Material Adverse Effect, since December 31, 1998, no physician, radiologist, Practice or hospital to which the Company or any of its Subsidiaries provides radiology services has indicated to any Transaction Party that such person or entity may stop practicing with, outsourcing to, or otherwise using the services of, any Transaction Party and neither the Company nor any of its Subsidiaries has any reason to believe that any physician, radiologist, Practice or hospital to which the Company or any of its Subsidiaries provides radiology services, has any intention to discontinue its affiliation with any Transaction Party.

         Section 2.19 No Misstatements or Omissions; Projections. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate, schedule, exhibit or other instrument specified or referred to in this Agreement or any other Document whether heretofore furnished to the Purchaser or hereafter furnished to the Purchaser pursuant to this Agreement or any other Document contains as of the Closing Date or will contain any untrue statement of a material fact or omits or will omit as of the date of such document any material fact necessary to make the statements contained therein in light of the circumstances under which such statement was made, not misleading. The financial projections provided by the Company to the Purchaser were prepared in good faith using the best information available to management of the Company and represent management's good faith estimates of the future performance of the Company for the periods referred to therein. The Company is not aware of any material facts or circumstances which would render such financial projections unreasonable or unobtainable; provided, however, it being recognized by the

Purchaser that actual results may differ from the projections and no representation is made that the projections will in fact be attained.

         Section 2.20 Broker's or Finder's Fees. Except for the Purchaser and its Affiliates, no agent, broker, person or firm acting on behalf of any Transaction Party is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated hereby.

         Section 2.21 Investment Company Act. No Transaction Party is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 2.22 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Company's or any of its Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others and utilized in the Company's business) and the testing of all such systems and equipment, as so reprogrammed shall be completed no later than the fourth quarter of 1999, except for additional corrections not material to the Company's operations. The costs to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are sufficient to permit the Company and its Subsidiaries to conduct its business without such conduct resulting in a Material Adverse Effect.

         Section 2.23 Practice Management Agreements; Affiliations. As of the Closing Date, the Company (i) owns 73 imaging centers and operates and manages 17 additional imaging centers, through joint venture relationships, in 7 states and in the District of Columbia, (ii) provides management services to 10 radiology practices in 7 states and the District of Columbia, (iii) is affiliated with approximately 260 radiologists, and (iv) the Practices provide services to 58 hospitals. Schedule 2.23 correctly lists all such imaging centers, management services, radiology affiliates and hospitals.

         Section 2.24 Securities Law Compliance. Assuming that the representations and warranties of the Purchaser are true and correct, the offering, issuance, sale and delivery of the Convertible Notes to the Purchaser is exempt from the registration requirements of the Securities Act. The Company has complied with, or is exempt from, all registration requirements of all applicable state securities laws in connection with the offering, issue, sale and delivery of the Convertible Notes.

         Section 2.25 Transactions with Affiliates. Except as set forth on
Schedule 2.25, none of the Transaction Parties have entered into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Transaction Party.

         Section 2.26 Capital Stock Reserved. Sufficient shares of the Company's Common Stock have been authorized and duly reserved for issuance upon conversion of the Convertible Notes.

         Section 2.27 No Conflict of Rights. Set forth on Schedule 2.27 is a description of all registration rights held by any Person. The registration rights granted to the Purchaser pursuant to Article VII do not conflict with any other registration rights granted by the Company.

         Section 2.28 SBIC Information. All information set forth in the SBA Forms regarding the Company and its Affiliates is accurate and complete in all material respects. Copies of such forms have been, on or prior to the date hereof, completed and executed by the Company and delivered to the Purchaser.

         Section 2.29 SBIC Eligibility. The Company and its Subsidiaries do not engage in any activity which would render the Company ineligible to receive financing assistance from a Small Business Investment Company as provided in 13 CFR 107.720.

         Section 2.30 Company Awareness. The Company is aware that the Purchaser is a Federal licensee under the SBIA.

         Section 2.31 Use of Proceeds. All of the proceeds from the sale of the Convertible Notes shall be used for general corporate purposes and not for any purposes which would violate 13 CFR 107.720.

         Section 2.32 Insurance. Set forth on Schedule 2.32 hereto is a true, correct and complete summary of all insurance, including, without limitation, all medical malpractice insurance, carried by each Transaction Party on and as of the Closing Date, with the amounts insured set forth therein.

         Section 2.33 Other Representations and Warranties. Except for breaches thereof that could not reasonably be expected to have a Material Adverse Effect (and except for representations and warranties that are stated as of a specific date), each of the representations and warranties contained in the Credit Agreement and Acquisition Agreement in each case as in effect on the Closing Date are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions and any information contained in any schedule to the Credit Agreement and Acquisition Agreement in each case, as in effect on the date hereof relating thereto, being hereby incorporated by reference into this Agreement (without duplication) as a representation and warranty to the Purchaser as if specifically set forth in this Section 2.33 (each such document referred to therein as having been delivered to a "Lender" or "APPM", as the case may be, thereunder having been delivered to the Purchaser hereunder).

                                   ARTICLE III

                        REPRESENTATIONS OF THE PURCHASER

         Section 3.0 Representations of the Purchaser. In order to induce the Company to enter into this Agreement and in order to induce the Company to issue the Convertible Notes, the Purchaser represents, warrants and agrees as follows:

         Section 3.1 Existence and Good Standing; Power and Authority. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Purchaser has the requisite power and authority to execute and deliver this Agreement and perform its obligations thereunder. This Agreement has been duly authorized and approved by the Purchaser, and assuming due execution by the other parties thereto is a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws effecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding brought in equity or law).

         Section 3.2 Restrictive Documents. The Purchaser is not subject to any mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation by any the Purchaser of the transactions contemplated hereby or which would result in a violation of breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or result in the creation of any Encumbrance on the Convertible Notes under the terms of any agreement to which the Purchaser is a party.

         Section 3.3 Purchase for Investment. (a) The Purchaser will acquire the Convertible Notes for its own account for investment and not with a view toward any resale or distribution thereof; provided, however, that the disposition of the Purchaser's property shall at all times remain within the sole control of the Purchaser.

         (b) The Purchaser understands that the Convertible Notes have not been registered under the Securities Act or under any state securities laws and may not be sold or transferred unless they are subsequently registered under the Securities Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available and complied with;

         (c) The Purchaser represents that it is an accredited investor, as defined in Regulation D promulgated under the Securities Act and experienced in investment matters, fully understands the transactions contemplated by this Agreement, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has had the financial ability and resources to bear the economic risks of its investment;

         (d) The Purchaser represents and warrants that the Company has given the Purchaser the opportunity to ask questions and receive answers concerning the Company, and the

Company has made available to the Purchaser an opportunity to conduct such investigations and reviews as it has requested to conduct and all of those investigations and reviews have been completed;

         (e) The Purchaser acknowledges that it has received no general solicitation or general advertising, and that the Purchaser's representatives have attended no seminar or meeting with respect to the Convertible Notes, nor is it aware of any such solicitation or advertisement that may have been received by others.

         Section 3.4 Broker's or Finder's Fees. Except for the Purchaser and its Affiliates, no agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any Transaction Party, or from any Person controlling, controlled by or under common control with any Transaction Party, in connection with the transactions contemplated hereby.

                                   ARTICLE IV

            ISSUANCE OF NOTES; PAYMENT OF SUBSCRIPTION PRICE; CLOSING

         Section 4.1 Issuance of Convertible Notes. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase the Convertible Notes. Delivery of the Convertible Notes to be purchased by the Purchaser pursuant to this Agreement shall be made, pursuant to Section 4.4, on the Closing Date by the Company to the Purchaser, against payment of the Purchase Price.

         Section 4.2 Purchase Price. Subject to the terms and conditions set forth in this Agreement, in full consideration for the sale by the Company of the Convertible Notes to the Purchaser, the Purchaser shall deliver to the Company $20,000,000 (the "Purchase Price") on the Closing Date, by wire transfer of immediately available funds to the accounts specified by the Company.

         Section 4.3 Time and Place of Closing. The deliveries made on the Closing Date (the "Closing") shall take place at 10:00 a.m. on the Closing Date, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, or such other place and time as the Company and the Purchaser shall mutually agree.

         Section 4.4 Closing Deliveries. At the Closing the Company shall deliver, or cause to be delivered, to the Purchaser the following: (i) the Convertible Notes for the account of the Purchaser duly executed and delivered by the Company to be issued and delivered at Closing, free and clear of all Encumbrances, (ii) evidence or copies of any consents, approvals, orders, qualifications, agreements or waivers required pursuant to Article V, (iii) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to the Purchaser at or prior to the Closing and (iv) such other documents and instruments reasonably requested by the Purchaser, as may be necessary or appropriate to confirm or carry out the provisions of the Documents.

                                    ARTICLE V

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         Section 5.0 Conditions to the Purchaser's Obligations. The obligation of the Purchaser to purchase the Convertible Notes contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing of the following conditions:

         Section 5.1 Opinions of Counsel. The Company shall have furnished the Purchaser (i) with the opinion, dated the Closing Date, of Haynes & Boone LLP, counsel to the Company, to the effect set forth in Exhibit A hereto and (ii) with an opinion of McDermott, Will & Emery, special regulatory health care counsel to the Company, in form and substance satisfactory to the Purchaser, with respect to the Company's compliance with all applicable health care laws.

         Section 5.2 Good Standing and Other Certificates. The Purchaser shall have received (a) a copy of the articles of incorporation or other organizational documents of the Company, including all amendments thereto, certified by the Secretary of State of Delaware, (b) a certificate from the Secretary of State or other appropriate official of the respective State or country of incorporation or formation to the effect that the Company is in good standing and listing all charter documents of such entity, (c) a certificate from the Secretary of State or other appropriate official in each State or country in which the Company is qualified to do business to the effect that such entity is in good standing in each such State or country and (d) a copy of the Bylaws of the Company and the resolutions of the Board of Directors of the Company authorizing the transactions contemplated hereby, certified by the Secretary of such Person as being true and correct and in effect on the Closing Date.

         Section 5.3 No Material Adverse Change. Since December 31, 1998, there shall have been no material adverse change in the business, operations, assets, nature of assets, accounting treatment, liabilities, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries taken as a whole and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated the Closing Date, to such effect.

         Section 5.4 Truth of Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement and the other Documents, shall be true and correct in all material respects on and as of the Closing Date other than such representations and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date, and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company dated as of the Closing Date, to such effect.

         Section 5.5 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated by the Documents, and the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company dated as of the Closing Date, to such effect.

         Section 5.6 Third Party Consents; Governmental Approvals. All consents, approvals, authorizations, exemptions or waivers required in connection with the consummation of the transactions contemplated by the Documents shall have been received.

         Section 5.7 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         Section 5.8 SBA Forms. On the Closing Date, the Purchaser shall have received from the Company, fully executed Small Business Administration Forms 480 and 652 and Small Business Administration Form 1031 with Parts A and B thereof fully executed (the "SBA Forms").

         Section 5.9 Due Diligence. The Purchaser shall have completed its business, legal and accounting due diligence and shall be satisfied with the results thereof.

         Section 5.10 Credit Agreement. The Credit Agreement shall have been amended and/or consent been obtained with respect thereto, in each case, to permit the issuance of the Convertible Notes and the other transactions contemplated by the Documents.

         Section 5.11 Acquisition Agreement. On or prior to the Closing Date, there shall have been delivered to the Purchaser a true and correct copy of the Acquisition Agreement and all terms and provisions of the Acquisition Agreement shall be in form and substance satisfactory to the Purchaser and shall not have been amended without the consent of the Purchaser. The Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the parties thereto, and the Acquisition Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. All conditions precedent to the consummation of the Acquisition shall have been satisfied and the parties to the Acquisition Agreement shall have irrevocably committed in writing (a copy of such commitment having been delivered to the Purchaser) to consummate the Acquisition immediately following the purchase of the Convertible Notes.

         Section 5.12 Performance of Obligations. The Company shall have performed, in all material respects, its obligations under this Agreement and all other agreements between the Company and the Purchaser.

                                   ARTICLE VI

                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         Section 6.1 Conditions to the Company's Obligations. The obligation of the Company to sell the Convertible Notes contemplated by this Agreement is conditioned upon satisfaction, at or prior to the Closing, of the following conditions:

         Section 6.2 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date other than such representatives and warranties made as of a specific date, which shall be true and correct in all material respects as of such date, with the same effect as though such representations and warranties had been made on and as of such date.

         Section 6.3 Third Party Consents; Governmental Approvals. All consents, approvals authorizations, exemptions or waivers, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been received.

         Section 6.4 Performance of Agreement. The Purchaser shall have performed, in all material respects, its obligations under this Agreement.

         Section 6.5 No Litigation Threatened. No action or proceeding shall be instituted or threatened before a court or other government body or any public authority to restrain or prohibit any of the transactions contemplated hereby.

                                   ARTICLE VII

                            COVENANTS OF THE COMPANY


         The Company shall comply with each of the following covenants, except to the extent that the Purchaser, in its discretion, otherwise expressly consents in writing:

         Section 7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, a number of shares of Common Stock which may be deliverable upon the conversion of the Convertible Notes.

         Section 7.2 Accountants. The Company shall at all times retain a nationally recognized independent, accounting firm as its auditors reasonably acceptable to the Purchaser.

         Section 7.3 Financial Statements and Other Information. The Company shall deliver to the Purchaser:

         (i) within 30 days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, commencing July 31,

     1999, consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal month and consolidated balance sheets of the Company as of the end of such fiscal month. In each case, comparisons to comparable budgeted figures and supplemental information setting forth a calculation of Consolidated EBITDA for the period then ended will be provided, and commencing July 31, 1999 comparable figures will be provided for the corresponding fiscal month of the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the chief financial officer or controller of the Company;

         (ii) within 45 days after the end of each of the first three quarterly accounting periods in each fiscal year, commencing September 30, 1999, consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal quarter and consolidated balance sheets of the Company as of the end of such fiscal quarter. In each case, comparisons to comparable budgeted figures and supplemental information setting forth a calculation of Consolidated EBITDA for the period then ended will be provided, and commencing September 30, 1999 comparable figures will be provided for the corresponding quarter of the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, subject to normal year-end adjustments, and certified by the chief financial officer or controller of the Company;

         (iii) within 90 days after the end of each fiscal year, consolidating and audited consolidated statements of earnings, shareholders' equity and cash flows of the Company for such fiscal year, and consolidated and consolidating balance sheets of the Company as of the end of such fiscal year. In each case comparisons to comparable budgeted figures and supplemental information setting forth a calculation of Consolidated EBITDA for the period then ended will be provided, and commencing December 31, 1999, comparable figures will be provided for the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and certified by, (a) with respect to the consolidated portions of such statements (and not with respect to the budget comparisons or the calculation of Consolidated EBITDA), a nationally recognized independent accounting firm selected by the Company and reasonably acceptable to the Purchaser (such certification to be accompanied, or followed promptly after the Company's receipt thereof, by a copy of such firm's annual management letter to the Board of Directors of the Company) and (b) the financial statements shall be accompanied by a statement from the chief financial officer of the Company that the Company is not in default under any provision of the Documents or any other agreement to which the Company is a party (a "Default") and if any Default exists, specifying the nature and the period of existence thereof; it being understood that such audit examination need only extend to accounting matters;

         (iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs prepared by the Company's independent accountants and provided to the Company or its Board of Directors (and not otherwise contained in other materials provided hereunder);

         (v) as soon as available but in no event later than 45 days after the end of each fiscal year, an annual budget of the Company and its Subsidiaries for the following year (such annual budget to include, without limitation, budgeted statements of earnings and sources and uses of cash and balance sheets) and, in addition, to the extent delivered to any of the Company's shareholders, any other significant budgets prepared by the Company and any revisions of such annual or other budgets each prepared and reasonable detail with appropriate presentation and discussion of the principle assumptions upon which such budgets are based accompanied by a certificate of the chief financial officer or controller of the Company to the effect that, to the best of his or her knowledge, such budget is a reasonable estimate for the period covered thereby, and within 45 days after any monthly period in which there is a material adverse deviation from the consolidated annual budget, an officer's certificate explaining the deviation and what actions the Company has taken and proposes to take with respect thereto;

         (vi) promptly (but in any event within five business days) after the discovery or receipt of notice of (a) any material default under any agreement to which any Transaction Party is a party or (b) any other event or circumstance affecting any Transaction Party (including, without limitation, the filing of any material litigation against any Transaction Party or the existence of any dispute with any Person which involves a reasonable likelihood of such material litigation being commenced) which event or circumstance could reasonably be expected to have a Material Adverse Effect, an officer's certificate specifying the nature and period of existence thereof and what actions the Company has taken and proposes to take with respect thereto;

         (vii) other than filings pursuant to Section 16 of the Exchange Act, promptly (but in any event within three business days) after transmission thereof, copies of all financial statements, proxy statements, reports and any other information, documents or communications which the Company or its material Subsidiaries sends to its shareholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company and/or its Subsidiaries;

         (viii) (I) In the case of any proposed acquisition by the Company or any of its Subsidiaries for which the aggregate consideration paid by the Company and its Subsidiaries exceeds $15,000,000, the Purchaser shall receive (1) at least fifteen days prior to the closing date of such proposed acquisition, a reasonably detailed description of the acquired target and the terms of such proposed acquisition in each case no less detailed and comprehensive than such descriptions if any, delivered to the agent under the Credit Agreement and (2) within 10 days following the closing date of such proposed acquisition, copies of any management service agreements, technical service agreements, acquisition or merger agreements, professional employment and non-competition agreements and all other agreements executed in connection therewith and (II) in the case of any acquisition consummated by the Company or any of its Subsidiaries for which the aggregate consideration paid by the Company and its Subsidiaries is less than $15,000,000, the Purchaser shall receive, within 10 days following the closing date of such acquisition, a reasonably detailed description of the acquired target and the terms of such acquisition in each case no less detailed and comprehensive than such descriptions if any, delivered to the agent under the Credit Agreement; and

         (ix) with reasonable promptness, such other information and financial data concerning the Company or any Subsidiary of the Company that any person entitled to receive information under this Section 7.3 may reasonably request.

         Section 7.4 Inspection. The Company covenants and agrees that it will permit the Purchaser and its representatives (including without limitation, its legal counsel, accountants and examiners from the Small Business Administration) so long as the Purchaser holds any Convertible Notes and/or shares of Common Stock, upon reasonable notice during normal business hours to inspect the properties of the Transaction Parties and to examine and make extracts and copies from the books and records of the Transaction Parties and discuss with management and the Company's accountants the business and affairs of the Transaction Parties.

         Section 7.5 Regulatory Sale or Disposition. Anything herein to the contrary notwithstanding, in the event that the Purchaser or any of its Affiliates reasonably believes that if the Purchaser or such Affiliate, shall continue to hold some or all of the Convertible Notes or upon conversion, Common Stock, or any other notes or securities of the Company held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y) shall promptly notify the Company thereof, use reasonable efforts to avoid such violation, and consult with the Company regarding appropriate remedial actions. Thereafter, to the extent permitted by applicable law, the Purchaser or such Affiliate may sell, exchange or otherwise dispose of some or all of such Convertible Notes, Common Stock or other securities of the Company, as the case may be, in as prompt and orderly a manner as is reasonably necessary to a third party or third parties acceptable to the Company acting in good faith. In such event, the Company shall cooperate with the Purchaser or such Affiliate in (i) disposing of such Convertible Notes, Common Stock or other securities of the Company to a third party or third parties acceptable to the Company acting in good faith or (ii) exchanging all or any portion of its voting securities on a share-for-share basis for shares of a non-voting security of the Company (such non-voting security being identical in all respects to such Common Stock or other voting securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by the Purchaser or such Affiliate in light of the regulatory considerations then prevailing). Without limiting the foregoing, at the request of the Purchaser or such Affiliate, the Company shall provide (and authorize the Purchaser or such Affiliate, to provide) financial and other information concerning the Company to any prospective purchaser (acceptable to the Company acting in good faith) of the Convertible Notes, Common Stock or other securities of the Company owned by the Purchaser or such Affiliate, and shall use best reasonable efforts to amend this Agreement, the certificate of incorporation of the Company, the bylaws of the Company, and any related agreements and instruments and shall take any additional actions necessary or appropriate in order to effectuate and reflect the foregoing. The Company shall not be required to provide any such information unless the recipient thereof signs a confidentiality agreement satisfactory to the Company acting in good faith.

         Section 7.6 Transaction with Affiliates. Except as set forth on
Schedule 2.27, the Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company, or any Affiliate of any Subsidiary of the Company, other than transactions on terms and conditions as favorable to the Company or such Subsidiary, as would be obtainable in a comparable third-party transaction negotiated on an arm's length basis with a person other than an Affiliate; provided, however, that nothing in this Section 7.6 shall prohibit or otherwise restrict transactions (i) between the Company and its wholly-owned Subsidiaries or (ii) relating to management service agreements or technical services agreements entered into the ordinary course of business.

         Section 7.7 Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any line of business other than a Permitted Business.

         Section 7.8 Registration Rights. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair the registration rights granted pursuant to this Agreement and shall not, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding, amend, modify or waive any provision contained in any other registration rights agreement to which the Company is a party, which would adversely affect the Purchaser. The covenants in this Section 7.8 shall automatically terminate when no Registrable Securities are outstanding.

         Section 7.9 Limitation on Dividend/Indebtedness Restrictions. The Company will not, and will not permit any of its Subsidiaries (other than Joint Ventures) to directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Company or any such Subsidiary (i) to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of applicable law or documents pertaining to borrowed money incurred by the Company or (ii) to exchange any debt security of the Company for an equity security of the Company.

         Section 7.10 SBIC Information. In addition, the Company covenants and agrees to provide to the Purchaser any other information which the Purchaser reasonably requests, including, without limitation, at least annually, sufficient financial and other information necessary to allow the Purchaser to evaluate the financial condition of the Company for the purpose of valuing the Purchaser's interest in the Company, to determine the continued eligibility of the Company under the Small Business Investment Act of 1958, as amended (the "SBIA") and the regulations thereunder, including 13 CFR 121.301, and to verify the use of the proceeds received by the Company from the purchase of the Convertible Notes. All such information shall be certified by the President, Chief Executive Officer, Treasurer or Chief Financial Officer of the Company. Promptly after the end of each fiscal year of the Company (and in any event prior to February 28 of each year), at the request of the Purchaser, the Company shall provide to the Purchaser a written assessment in form and substance satisfactory to the Purchaser of the economic impact, if any, of the financing assistance provided to the Company by the Purchaser, specifying the full time equivalent jobs created or retained, and the impact of the financing on the revenues and profits of the business and on taxes paid by the business and its employees. Upon the request of the Purchaser the Company will also provide all information requested by the Purchaser in order for it prepare and file SBA Form 468 and any other information requested or required by any governmental agency asserting jurisdiction over the Purchaser.

         Section 7.11 Use of Proceeds. The Company agrees that it will use the proceeds from the issuance of the Convertible Notes for ongoing working capital, future acquisitions, to repay indebtedness and, in any event, not for any purpose that would be a violation of 13 CFR 107.720.

         Section 7.12 Change of Activity. For a period of one year following the date hereof, the Company will not change its business activity if such change would render the Company ineligible to receive financial assistance from a Small Business Investment Company under the SBIA and the regulations thereunder.

         Section 7.13 Non-Discrimination. The Company will at all times comply with the nondiscrimination requirements of 13 CFR, Parts 112, 113 and 117.

         Section 7.14 Asset Sales; Investments. (a) The Company will not, and will not permit any of its Subsidiaries to sell, convey, transfer or dispose of assets, property or equity securities of any of the Company's Subsidiaries (each such transaction or transactions an "Asset Sale") unless the gross cash proceeds (including any cash received or receivable by way of deferred payment) received or receivable from all such Asset Sales occurring during any fiscal year does not exceed $7,500,000 in the aggregate excluding from such $7,500,000 limit sales permitted by Sections 6.8(a), (b), (c), (d), and (f) of the Credit Agreement (as in effect on the date hereof and whether or not the Credit Agreement is in effect).

         (b) The Company will not, and will not permit any of its Subsidiaries to, purchase or acquire stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or buy a substantial portion of the assets of, or any business or product line of, any other Person, if (i) any such purchase or acquisition shall exceed $25,000,000 and (ii) after giving effect to all other such purchases or acquisitions during any fiscal year of the Company, exceeds $50,000,000 excluding from such limits
(1) any purchases or acquisitions for less than $3,500,000, (2) purchases of cash equivalents, (3) investments, loans and advances of money in or to wholly-owned Subsidiaries of the Company, (4) loans to employees in the ordinary course of business, (5) the Acquisition and any purchase, acquisition, contribution or investment made prior to the date hereof, and (6) investments, loans and advances in or to joint ventures by the Company and its Subsidiaries to the extent the aggregate amount of such investments in joint ventures, during any fiscal year of the Company, does not exceed

$20,000,000 (it being understood and agreed that if the aggregate amount of investments in joint ventures exceeds $20,000,000 in any fiscal year of the Company, such excess shall be included in the calculation of the $50,000,000 limitation set forth above).

         Section 7.15 Consolidation, Merger, Sale of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of the property and assets of the Company and its Subsidiaries taken as a whole. Notwithstanding the foregoing (a) any Subsidiary may merge or consolidate with the Company or any other wholly-owned Subsidiary of the Company, (b) any Subsidiary may transfer all or substantially all of its assets to the Company or any other wholly-owned Subsidiary of the Company, (c) the Company may liquidate or dissolve inactive Subsidiaries having insignificant assets, (d) a subsidiary that is a Joint Venture may merge or consolidate with another subsidiary that is a Joint Venture if (1) the terms of such transaction are fair and in the best interests of the Company, (2) at the time of the transaction, neither Joint Venture is insolvent (i.e., has liabilities in excess of its assets, fairly valued) and (3) no equity holder of any of the merging or consolidating Joint Ventures other than the Company or a Subsidiary of the Company will have, after giving effect to such merger, a disproportionately large equity interest of the surviving Joint Venture and (e) Subsidiaries of the Company may consummate transactions permitted by Section 7.14 so long as in no event shall the Company and its Subsidiaries transfer in one or more transactions (whether or not related) all or substantially all of the assets of the Company and its Subsidiaries taken as a whole.

         Section 7.16 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur Indebtedness unless after giving effect to such incurrence, the Interest Coverage Ratio does not exceed 2.25 to 1.0 on a Pro Forma Basis; provided, however, that the Company and its Subsidiaries may incur Indebtedness under the Credit Agreement so long as the principal amount of such Indebtedness does not exceed $180,000,000 (less any repayments of loans thereunder which may not be reborrowed and less any permanent commitment reductions thereof).

         Section 7.17 Leverage Ratio. At the end of each fiscal quarter, the Leverage Ratio shall not exceed 4.50 to 1.0 on a Pro Forma Basis.

         Section 7.18 Dividends. The Company will not, and will not permit any of its Subsidiaries to declare or pay or set aside for payment (whether in cash, property or obligations of the Company or any of its Subsidiaries) any dividends on, or other distributions in respect of, or any other payment of any kind with respect to, or purchase, redeem or otherwise acquire, any capital stock or other securities of the Company or any of its Subsidiaries except that (a) Subsidiaries of the Company may make such payments to the Company or a wholly-owned Subsidiary of the Company, (b) the Company may purchase, redeem, or acquire its capital stock from employees and board members and their estates or members of their immediate families upon the resignation, termination or death of such employee or board member, provided that the aggregate amount of all such purchases over the term of this Agreement does not exceed $2,000,000 and that at the time of such transaction there shall exist no Default, (c) Joint Ventures may pay dividends on their equity securities so long as such dividends are paid on a pro rata basis to their respective equity holders and (d) the Company may repurchase shares of its Common Stock for an amount not to exceed 10% of the consolidated net income of the Company and its Subsidiaries less extraordinary non-cash losses associated with the write-off of goodwill to the extent that such losses were not already included in determining consolidated net income, that, on a cumulative basis, has accrued since the beginning of the 1999 fiscal year so long as at the time of such transaction, there shall exist no Default; provided, however, notwithstanding the foregoing, in no event may the Company or any of its Subsidiaries purchase, redeem or acquire (or make any announcement with respect to any of the foregoing) any shares of its capital stock during the 120-day period ending on any of the second, third or fourth anniversary of the Closing Date (other than stock transferred to the Company as consideration (i) upon the termination of a service agreement between a Practice and the Company or (ii) for a Practice's contractual indemnification obligations to the Company).

         Section 7.19 Amendment of Charter. The Company will not amend the certificate of incorporation of the Company in a manner which could adversely affects the rights of Purchaser or any of its Affiliates as a holder of Convertible Notes or Common Stock. By way of example, and not by way of limitation, the following amendments to the Company's certificate of incorporation shall not be deemed to adversely affect the rights of Purchaser or any of its Affiliates as a holder of Convertible Notes or Common Stock: the filing of certificates of designation to specify the terms of preferred stock, the institution of a classified board of directors, the denial of action by written consent of shareholders, a "fair price" amendment whereby certain business combinations and transactions with significant stockholders (i.e., to be defined as stockholders who "beneficially own" a specified percentage of stock of the Company in excess of the percentage "beneficially owned" by the Purchaser at the time the amendment is adopted) must be approved by disinterested directors or satisfy certain designated price and form of consideration requirements, provisions stating that members of the board of directors may only be removed for cause, provisions allowing only then existing directors to fix the size of the board of directors and fill vacancies on the board of directors, provisions allowing only the board of directors to adopt, amend or repeal bylaws, provisions requiring advance notice of director nominations and shareholder proposals and provisions stating that shareholders cannot call a special meeting of shareholders.

         Section 7.20 Hart-Scott-Rodino Compliance. The Company agrees that in the event the conversion of the Convertible Notes requires the prior compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), from and after the date on which the Purchaser notifies the Company that compliance is so required under the HSR Act (whether or not the Purchaser has a then current intention to convert the Convertible Notes), the Company shall use its best efforts, including, without limitation, by making all necessary filings under the HSR Act, responding to all requests for additional information and otherwise taking all other necessary actions, as shall cause the termination of all waiting periods under the HSR Act, in respect of the conversion of the Convertible Notes. The Company shall pay all fees and expenses of the Purchaser incurred in compliance with this Section 7.20, including its legal fees and expenses and all filing fees required by the HSR Act. The Company shall provide the Purchaser with all such information in respect of the Company as the Purchaser may request to enable the Purchaser to determine whether the issuance of Common Stock may require compliance with the HSR Act.

         Section 7.21 Board of Directors. (a) The Company shall take all necessary or desirable action to include one director designated by the Purchaser and acceptable to the Company (and in all events one of the managing directors of the Purchaser shall be acceptable to the Company) on the Company's Board of Directors.

         (b) The removal of any director designated by the Purchaser may be only at the written request of the Purchaser, except if such director is removed or is not elected as a director of the Company by the requisite action of the Company's shareholders; provided however, that if such director is so removed or not elected, the Company shall still comply with Section 7.21(a).

         (c) In addition, in the event the Purchaser does not elect to designate a member of the Company's Board of Directors, the Purchaser shall have the right to appoint a non-voting advisor acceptable to the Company (and in all events one of the managing directors of the Purchaser shall be acceptable to the Company) (the "Advisor") to the Company's Board of Directors to attend each meeting of the Board of Directors of the Company including by telephone at the request of the Purchaser. The Company shall give the Advisor oral or written notice of each meeting of the Board of Directors (whether annual or special) at the same time and in the same manner as oral or written notice is given to the members of the Board of Directors. The Company shall provide the Advisor with all written materials and other information (including copies of meeting minutes) given to the members of the Board of Directors in connection with any such meeting at the same time as such information is delivered to the members of the Board of Directors and, if the Advisor does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board of Directors, the Advisor will be entitled, upon request, to receive a written or oral summary of the meeting from the Secretary of the Company. If the Company proposes to take any action by written consent of the Board of Directors in lieu of a meeting of the Board of Directors, then the Company shall give prior written notice of such action to the Advisor.

         (d) The Company shall pay the out-of-pocket expenses (in accordance with the Company's policy regarding repayment of director expenses) of any Advisor or Board Member incurred in connection with the attendance at any such meeting.

         Section 7.22 Grant of Preemptive Rights. (a) In the event (and on each occasion) that the Company or any of its Subsidiaries, shall decide to undertake an issuance of New Securities (except New Securities issued by a Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company or a Subsidiary that is a Joint Venture) at a price per share lower than the then effective Conversion Price, the Company will give to the Purchaser, written notice (a "Preemptive Notice") of the Company's decision, describing the amount, type and terms of such New Securities, the purchase price to be paid by the purchasers of such New Securities and the general terms upon which the New Securities will be issued (including, without limitation, the expected timing of such issuance which will in no event be more than one hundred twenty (120) days after the date upon which such Preemptive Notice is given or less than twenty (20) Business Days after the date upon which such Preemptive Notice is given). The Purchaser shall have twenty (20) Business Days from the date on which it receives the Preemptive Notice to agree to purchase its Pro Rata Amount of such New Securities for the Preemptive Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Person. If, in such written notice, the Purchaser specifies an amount of New Securities equal to less than the total number of New Securities it is entitled to purchase pursuant to such issuance, the Company may undertake to sell any unused portion of such new Securities to any Person on terms no more favorable to such Person than those contained in the Preemptive Notice so long as such sale is consummated within one hundred twenty (120) days after the date upon which such Preemptive Notice was originally given. If, in connection with such a proposed issuance of New Securities, the Purchaser shall for any reason fail or refuse to give such written notice to the Company within such 20-Business Day period or shall elect to purchase its Pro Rata Amount of such New Securities but shall fail to consummate the purchase of such New Securities on the terms set forth in the Preemptive Notice within forty-five (45) days after the date upon which the Preemptive Notice is given, the Purchaser shall, for all purposes of this Section 7.22, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 7.22 to purchase any of such New Securities and the Company may issue such New Securities without further compliance with this Section 7.22 for a period of one hundred twenty (120) days beginning immediately after such 20-Business Day period. Notwithstanding the foregoing, in the case of New Securities that are convertible into, or exchangeable or exercisable for, Common Stock, the Purchaser shall have the preemptive rights set forth in this Section 7.22 when such New Securities that are convertible into, or exchangeable or exercisable for, Common Stock are issued and not when shares of Common Stock are issued upon conversion, exchange or exercise of such New Securities.

         (b) In the event the Purchaser has the right to acquire any voting New Securities under this Section 7.22, but is prohibited from exercising such right under applicable law, the Company, at the Purchaser's request, shall offer to sell to the Purchaser, New Securities that do not have voting rights but otherwise have the same terms as such voting New Securities and which shall be convertible into voting New Securities on terms reasonably requested by the Purchaser.

         Section 7.23 Reservation of Common Stock; Valid Issuance. (a) The Company shall at all times reserve for issuance free from preemptive rights and other rights to preempt or subscribe, a number of shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion or exercise of the Convertible Notes (including, without limitation, accrued interest convertible into Common Stock) including anti-dilution adjustments then in effect.

         (b) The shares of Common Stock issuable upon conversion or exercise of the Convertible Notes, when issued in accordance with their respective terms, will be validly issued, fully paid and nonassessable, free of all preemptive or similar rights, and shall be delivered free and clear of all Encumbrances.

         Section 7.24 Insurance. The Company will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted),
(ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described on Schedule 2.6, and (iii) furnish to the Purchaser, upon written request, full information as to the insurance carried.

         Section 7.25 Questar Acquisition. Immediately following the purchase of the Convertible Notes, the Company shall cause the Acquisition to be consummated.

         Section 7.26 Participation in Future Financing. Purchaser or any Affiliate of Purchaser designated by the Purchaser shall have the opportunity to participate in any future private issuance of subordinated debt or any private equity issuances of the Company or any of its Subsidiaries (other than Joint Ventures), on terms and conditions to be agreed upon by such parties.

         Section 7.27 Limitation On Other Subordinated Debt. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness that is (i) subordinate in right of payment to any other Indebtedness of the Company or any of its Subsidiaries, and (ii) senior in right of payment to the Convertible Notes. Neither the Company nor any of its Subsidiaries will, directly or indirectly, incur any Indebtedness which is pari passu in right of payment to the Convertible Notes unless such Indebtedness has no principal payment dates prior to the maturity date of the Convertible Notes. Notwithstanding anything to the contrary contained in this Section 7.26, the Company and its Subsidiaries may issue Indebtedness for borrowed money (including, without limitation, convertible Indebtedness) pursuant to a public offering or an offering effected pursuant to Rule 144(A).

         Section 7.28 Company's Performance of Covenants. Notwithstanding anything to the contrary contained herein, in no event shall (i) the Company be required to comply with the covenants set forth in this Section 7 other than Sections 7.1, 7.4, 7.5, 7.8, 7.10, 7.12 and 7.13, if the Purchaser owns no Convertible Notes and owns less than a number of shares of Common Stock less than one-third of the number of Full Conversion Shares (as such number may be adjusted for stock splits, stock dividends, stock combinations or similar events), and (ii) the Company be required to comply with the covenants contained in Section 7 other than Sections 7.1, 7.3, 7.4, 7.5, 7.7, 7.8, 7.10, 7.12, 7.13,
7.14(b), 7.19, 7.21, 7.22, 7.23 and 7.26, if the Purchaser owns no Convertible Notes and owns more than a number of shares of Common Stock greater than or equal to one-third of the number of Full Conversion Shares (as such number of shares may be adjusted for stock splits, stock dividends, stock combinations or similar events). Notwithstanding anything to the contrary contained in this
Section 7.28, the Company shall be required to comply with Section 7.15 at any time any principal amount of the Convertible Notes remains outstanding.

         Section 7.29 Employee Benefits and Tax Information. The Company shall request clarification of the initial determination letter issued by the IRS as to the Company's 401(k) and Profit Sharing Plan with respect to the issues raised by the Company's determination letter request and shall furnish the Purchaser with a revised IRS determination letter which addresses these issues.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

         Section 8.1 Shelf Registration. (a) Obligation to File and Maintain. Subject to the limitations provided herein, if at any time the Company shall be requested in writing (which writing shall specify the Registrable Securities to be sold and the intended method of disposition) by the Purchaser or any subsequent holders of Convertible Notes or Registrable Securities constituting 51% or more of the Registrable Securities then outstanding (treating the Registrable Securities issuable upon conversion of the Convertible Notes as outstanding for this purpose), to effect the registration under the Securities Act of the Registrable Securities, the Company shall, within 10 business days after the Company receives such written request give written notice of such requested registration to all other holders of Convertible Notes and Registrable Securities. The Company shall within sixty (60) days of such request, file a registration statement covering all of the number of Registrable Securities that the Company has been so requested to register by the holder(s) sending the initial request for registration to the Company and all other Registrable Securities that the Company has been requested to register by the other holders thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company. The registration statement shall include a number of shares of Common Stock issuable upon the conversion of the Convertible Notes issued hereunder or if all the Convertible Notes have been already converted, such number of shares of Common Stock issued upon such conversion on a continuous or delayed basis in the future (the "Shelf Registration"). The Company shall not be required to effect more than three (3) Shelf Registration statements pursuant to this Section 8.1(a) if, with respect to any such registration, the following conditions are met: (i) such registration becomes effective and remains effective until such time as all securities registered thereunder have been sold and (ii) the Purchaser does not withdraw its request for registration in its entirety prior to the time such Shelf Registration becomes effective; provided, however, the Company shall file any additional Shelf Registration Statements from time to time to include a number of shares of Common Stock sufficient to reflect any anti-dilution adjustments and accrual of interest paid as PIK Securities (as defined in the Convertible Notes). The Common Stock registered under the Shelf Registration shall be reserved for the Common Stock issued or issuable, as the case may be, upon the conversion of the Convertible Notes. The Shelf Registration shall be on an appropriate form and such Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as the holders of Registrable Securities may from time to time notify the Company, including (I) the sale of some or all of the Registrable Securities in a public offering, or (II) if requested by the any holder of Registrable Securities, subject to receipt by the Company of such information (including information relating to purchasers) as the

Company reasonably may require, (i) a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which any holder of Registrable Securities undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradable in the United States, (ii) a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradable by the purchasers thereof, or (iii) a transaction under Rule 144A of the Securities Act in connection with which any holder of Registrable Securities undertakes to effect a registration after the conclusion of such transaction to permit such shares to be freely tradable by the purchasers thereof.

         (b) Time for Filing and Effectiveness. The Company shall file with the Commission the Shelf Registration with respect to all Registrable Securities in accordance with Section 8.1(a) and shall use its reasonable best efforts to cause such Shelf Registration to become effective as promptly as practicable after filing thereon, but in no event later than the date which is 90 days after the date of request therefor. The Company shall keep the Shelf Registration filed pursuant to this Section 8.1 continuously effective until there are no outstanding Registrable Securities. During the period during which the Shelf Registration is effective, the Company shall supplement or make amendments to the Shelf Registration, if required by the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, or if requested by the Purchaser or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

         (c) Black-Out Periods of the Purchaser. Notwithstanding anything herein to the contrary, (i) the Company shall have the right from time to time to require any holder of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof during the period starting with the date 30 days prior to the Company's good faith estimate, as certified in writing by an executive officer of the Company to the holders of Registrable Securities, of the proposed date of filing of a registration statement or a preliminary prospectus supplement relating to an underwritten public offering of equity securities of the Company for the account of the Company, and ending on the date 120 days following the delivery of such estimate and (ii) the Company shall be entitled to require the holders of Registrable Securities not to sell Registrable Securities pursuant to any Shelf Registration or to suspend the effectiveness thereof (but not for a period exceeding 90 days) if the Company determines that such offering or continued effectiveness would interfere with any material financing, acquisition, disposition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries because, based on the opinion of legal counsel, public disclosure thereof would be required prior to the time such disclosure might otherwise be required. In any event, the Company shall not be entitled to exercise the rights granted to the Company pursuant to this Section 8.1(c) more than twice in any two-year period.

         (d) Coordination of Registrations. In the event that the Company determines to sell any equity securities of the Company or any securities convertible into equity securities of the Company under any registration statement or prospectus supplement, during the period

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


starting with the date 30 days prior to the proposed date of filing of a preliminary prospectus supplement relating to a Shelf Registration filed pursuant to Section 8.1(a), pertaining to an underwritten offering of Registrable Securities, and ending on the date 90 days following the date of filing of the final prospectus supplement, but in no event on a date later than 90 days following the date of filing of the preliminary prospectus supplement, then the Company and such holder of Registrable Securities shall cooperate in selling the securities to be sold by such holder and the securities to be sold by the Company in one offering; provided, however, in the event the managing underwriter of such underwritten offering shall advise the Company and such holder in writing that, in such underwriter's opinion, the amount of securities requested to be sold would adversely affect the offering and sale (including price) of such securities, then the Company shall be entitled to reduce the amount of securities requested to be sold by such holders of Registrable Securities in such offering; provided, however, that the Company shall not be entitled to reduce the total amount of securities requested to be sold by such holders of Registrable Securities if (i) the proportion that the amount of securities sold in the offering by such holders bears to the amount of securities sold in the offering by the Company, would be less than (ii) the proportion that the total amount of securities originally requested to be sold by such holders of Registrable Securities bears to the amount of securities originally specified to be sold by the Company in such offering; provided, further, in the event that the holder is unable to sell at least 50% of the Registrable Securities desired to be sold by such holder in such offering, then such registration shall not count as one of the three (3) registrations permitted to be demanded by the Purchaser pursuant to Section 8.1(a).

         (e) Priority on Shelf Registrations. If the managing underwriter for any underwritten offering contemplated by this Section 8.1 shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Shelf Registration would adversely affect the offering and sale (including pricing) of such securities then the Company will include in such Shelf Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

         (i) first, all Registrable Securities requested to be sold pro rata among such holders on the basis of the number of Registrable Securities requested to be sold by such holders pursuant to this Section 8.1;

         (ii) second, securities proposed to be sold by the Company for its own account; and

         (iii) third, any other securities requested to be included in such Registration in such manner as the Company may determine.

         (f) Notice. The Company shall give each holder of Registrable Securities prompt notice in the event that the Company has suspended sales of Registrable Securities under Section 8.1(b).

         (g) Selection of Underwriters. Any and all underwriters or other agents involved in any sale of Registrable Securities pursuant to a Shelf Registration shall include one

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


or more underwriting firms of nationally recognized standing selected by the Company and reasonably satisfactory to the Purchaser.

         (h) Expenses. All Registration Expenses incurred in connection with any Shelf Registration shall be borne by the Company. The Company shall, in any event, bear its internal costs (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         Section 8.2 Incidental Registrations. (a) Notification and Inclusion. If the Company proposes to register for its own account or the account of any other securityholder, any equity securities of the Company or any securities convertible into equity securities of the Company under the Securities Act (other than pursuant to a registration on Form S-4 or Form S-8 or any similar form or pursuant to a Shelf Registration under this Agreement), the Company shall, at each such time after the date hereof, promptly give notice to each holder of Registrable Securities (the "Company Notice") of such registration and of such holder's rights under this Section 8.2(a). Upon the written request of any holder of Registrable Securities given within 20 days after receipt of a Company Notice by such holder of Registrable Securities, the Company shall include in such proposed registration such Registrable Securities as such holders shall request and shall use its best efforts to cause a registration statement covering all of the Registrable Securities that such holders have requested to be registered to become effective under the Securities Act (an "Incidental Registration"). The Company shall not be required to include in such Incidental Registration any Registrable Securities held by a holder that does not submit a written request within such 20 day period.

         (b) Priority on Incidental Registration. If an Incidental Registration pursuant to this Section 8.2 involves an underwritten offering, the managing underwriter of such underwritten offering shall advise the Company in writing that, in such underwriter's opinion, the amount of securities requested to be included in such Incidental Registration, would adversely affect the offering and sale (including price) of such securities, then the Company will include in such Incidental Registration, the number of securities that the Company is so advised can be sold in such offering, in the following priority:

         (i) first, all the securities of the Company which the Company proposes to sell for its own account;

         (ii) second, if the Incidental Registration is being filed because securityholder(s) of the Company have exercised their rights to demand the Company to file a registration statement that covers their securities, then all such securities demanded to be sold by such holder(s) pro rata among such holders on the basis of the number of securities demanded to be sold by such holders; and

         (iii) third, all remaining securities requested to be sold pro rata among selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders. For purposes of the preceding sentence

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


     concerning apportionment of any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members or any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder", and any pro rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder", as defined in this sentence.

         (c) Expenses. All Registration Expenses incurred in connection with any Incidental Registration shall be borne by the Company. The Company shall, in any event, bear its internal costs (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         Section 8.3 Registration Procedures. In connection with the filing of any registration statement as provided in Section 8.1 or 8.2 of this Agreement, the Company shall use its reasonable best efforts to effect the Registration and sale of Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, the Company will as expeditiously as possible:

         (a) prepare and (within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement (including a prospectus therein) to effect such Registration and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing such registration statement or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Purchaser copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel before any such filing is made, and the Company will comply with any reasonable request made by such counsel to make changes in any information contained in such documents relating to such holders, and upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto;

         (b) subject to Section 8.3(g) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until, in the case of
     Section 8.1, the termination of the period during which the Shelf Registration is required to be kept effective, or, in the case of Section 8.2, the earlier of such time as all of such securities have been disposed of and the date which is 180 days after the date of initial effectiveness of such registration statement;

         (c) furnish to each holder of Registrable Securities included in a Registration hereunder and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendments thereto, and upon request, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statements (including each preliminary prospectus, complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as such holders and the underwriters may request (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriters, if any, in connection with the offering and sale of the Registrable Notes covered by the prospectus or any amendment or supplement thereto);

         (d) register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Purchaser shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the securities owned by such holders, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph be obligated to be so qualified, or to consent to general service of process in any such jurisdiction, or to subject the Company to any material tax in any such jurisdiction where it is not then so subject;

         (e) cause all Registrable Securities covered by such registration statement to be registered with or approved by such other government authority as may be necessary to enable such holder to consummate the disposition of such Registrable Securities;

         (f) furnish to each holder of Registrable Securities included in a Registration hereunder a signed counterpart, addressed to such holders (and the underwriters, if any), of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such Registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Purchaser, and (ii) a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, all as are customarily covered in opinions of issuer's counsel and in accountants' "cold comfort" letters delivered to the underwriters in underwritten public offerings of securities;

         (g) immediately notify each holder of Registrable Securities included in a registration statement hereunder at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of such holders, subject to Section 8.1(c), promptly prepare and furnish to such holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

         (h) comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable policies, rules and regulations of the Commission, as announced from time to time, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and not file any amendment or supplement to such registration statement or prospectus to which the Purchaser shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, having been furnished with a copy thereof at least two business days prior to the filing thereof;

         (i) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

         (j) list all Registrable Securities covered by such registration statement on any securities exchange or inter-dealer quotation system on which any shares of Common Stock are then listed;

         (k) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

         (l) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Purchaser shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

         (m) cause its employees and personnel to use their reasonable best efforts to support the marketing of the Registrable Securities to the extent reasonably necessary to sell the Registrable Securities if the offer and sale of such Registrable Securities is being effected by means of an underwritten public offering (including, without limitation, the participation in "road shows," at the request of the underwriters or the Purchaser).

         Section 8.4 Requested Underwritten Offerings. If requested by the underwriters for any Registration, the Company and each holder of Registrable Securities participating in such Registration will enter into a customary underwriting agreement with such underwriters for such offering, which shall contain such representations and warranties by the Company and such other terms as are customarily contained in agreements of this type, including indemnities to the effect and to the extent provided in Section 8.6 hereof. Each holder of Registrable Securities may be a party to such underwriting agreement and may, at its option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders. The holders of Registrable Securities included in an underwritten registration hereunder shall not be required to (i) make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding such holder and such holder's intended method of distribution and (ii) undertake any indemnification or contribution obligations to the Company or the underwriters with respect thereto, except such indemnification or contribution obligations otherwise provided in Section 8.6 hereof.

         It shall be a condition precedent to the obligations of the Company to take any action with respect to registering Registrable Securities pursuant to this Article VIII that such seller of Registrable Securities as to which any registration is being effected furnish the Company in writing such information regarding such seller, the Registrable Securities and other securities of the Company held by such seller, and the distribution of such securities as the Company may from time to time reasonably request in writing. If a Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such Holder's Registrable Securities from the registration statement if the Company provides such Holder with an opinion of counsel to the effect that such information must be included in the registration statement and such Holder thereafter continues to withhold such information. The deletion of such Holder's Registrable Securities from a registration statement shall not affect the registration of the other Registrable Securities to be included in such registration statement.

         Section 8.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of any registration statement under the Securities Act, the Company will give the

Purchaser, its underwriters, if any, and their respective counsel, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records during normal working hours and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Purchaser, such underwriters and their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         Section 8.6 Indemnification. (a) Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the holders of such securities, their officers, directors, members, employees, agents, representatives, stockholders and general and limited partners and each Person who controls such holder (within the meaning of the Securities Act and Exchange Act) against any losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), joint or several, insofar as such losses, claims, damages, liabilities, costs and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, are based upon or are incurred in connection with, any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such indemnified persons for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Company shall not be liable to a holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), costs or expense arises out of, is based upon or are incurred in connection with, an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Securities specifically stating that it is for use in the preparation thereof; and provided further that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified person from whom the person asserting such losses, claims, damages, liabilities, costs and expenses purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such prospectus is eliminated or remedied in a modified, supplemented or amended prospectus provided to such indemnified person prior to the sale of such securities and a copy of the prospectus shall not have been furnished to such person in a timely manner due to the wrongful action or wrongful inaction of such indemnified person, whether as a result of negligence or otherwise. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each holder of Registrable Securities and shall survive the transfer of such securities by such holders.

         (b) Indemnification by the Holder of Registrable Notes. The Company may require, as a condition to including any Registrable Securities in any registration statement pursuant to Section 8.1, that the Company shall have received an undertaking satisfactory to it from each holder of Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 8.6) the Company, each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Securities Act with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such holders specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, or controlling person and shall survive the transfer of such securities by the holders of Registrable Securities; provided, however, that the obligation to indemnify will be individual, not joint and several, for each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 8.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 8.6, except to the extent that the indemnifying party is actually prejudiced by such failure to receive such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation and the indemnifying party shall not, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, a release from all liability in respect of such claim or litigation provided by the claimant or plaintiff to such indemnified party.

         (d) Contribution. If, for any reason, the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such expenses, losses, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in the proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 8.6(b) was available. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 8.6 shall be several and not joint.

         Section 8.7 Rule 144. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall:

         (a) use its reasonable best efforts to facilitate the sale of the Registrable Securities to the public, without registration under the Securities Act, pursuant to Rule 144;

         (b) make and keep public information available, as those terms are understood and defined in Rule 144 at all times during such time as Registrable Securities are outstanding; and;

         (c) use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

                                   ARTICLE IX

                                    SURVIVAL

         Section 9.1 Survival. The representations and warranties of the Company and the Purchaser contained in this Agreement and the schedules and certificates delivered in connection herewith shall survive the Closing until the later of
(x) the payment in full of the Convertible Notes and (y) the date occurring 24 months following the sale of all of the Common Stock of the Company held by the Purchaser except in the case of clause (y) with respect to representations and warranties contained in Sections 2.11, 2.13, 2.15 and 2.16 which shall survive for a period of

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


six (6) months after the expiration of the applicable statute of limitations relating to such claim (including any extensions thereof) and, in each case, may be relied upon by the Purchaser regardless of any investigation made at any time by or on behalf of the Purchaser. All covenants made hereunder shall survive in accordance with their terms.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1 Indemnification. The Company agrees to indemnify and hold the Purchaser and its officers, directors, employees, Affiliates and agents, and any successors thereto (and any officers, directors, employees, Affiliates and agents of such successors) harmless from any liability (whether fixed or unfixed, liquidated or unliquidated), actual or punitive damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, Taxes, including without limitation, reasonable attorney fees ("Damages") incurred or suffered as a result of, in connection with, or arising out of, the transactions contemplated hereby, including without limitation, (a) any Damages incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement, any schedule or exhibit to this Agreement or any other Document or any certificates delivered pursuant thereto (without regard to any "materiality", "material adverse effect", "substantial compliance" or similar exception or qualifier and without regard to any knowledge or similar exception or qualifier) to be true and correct as of the date hereof and on the Closing Date, (b) other than pursuant to the Purchaser's gross negligence or willful misconduct as determined by a court of competent jurisdiction, any Damages incurred or suffered as a result of, or in connection with, or arising out of, any investigation, litigation or other proceeding (whether or not the Purchaser is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of the Company or any of its Subsidiaries) related to the entering into and/or performance of this Agreement or any other Document or the consummation of the transactions contemplated hereby or the exercise of any of their rights or remedies provided herein or in the other Documents, (c) any Damages incurred or suffered as a result of, or in connection with, or arising out of, any Taxes or Tax liabilities of the Company or any of its Subsidiaries (or any predecessor to any of the foregoing) for all Pre-Closing Periods, in each case, to the extent the amount of such Tax Liabilities exceed the liability accruals for such Taxes as set forth in the pro forma consolidated balance sheet of the Company delivered pursuant to Section 2.5(b) and (d)) any Damages incurred or suffered as a result of, or in connection with, or arising out of, any actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Company or any of its Subsidiaries at any location, whether or not owned, leased or operated by Company or any of its Subsidiaries, the non-compliance of any Real Property with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Company, any of its Subsidiaries or any Real Property owned, leased or at any time operated by Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection therewith, AND FURTHER INCLUDING DAMAGES RESULTING FROM AN INDEMNIFIED PARTY'S OWN NEGLIGENCE, OTHER THAN GROSS NEGLIGENCE.

         Section 10.2 Contribution. To the extent that the undertaking to indemnify, pay or hold harmless the Purchaser pursuant to Section 10.1 of this Agreement may be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         Section 10.3 Remedies. The rights and remedies of the Purchaser under this Article X arising by reason of the breach of any representation or warranty shall not be exclusive of any other remedies the Purchaser may have at law or otherwise.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Knowledge of the Transaction Parties. Where any representation or warranty made by the Company contained in this Agreement is expressly qualified by reference to its knowledge, such knowledge shall be deemed to exist if the matter should be within the knowledge of any director, executive officer or other senior member of management of the Company after due inquiry.

         Section 11.2 Expenses. The Company agrees to pay the costs and expenses incurred by the Purchaser in connection with the transactions contemplated hereby and the Purchaser's investment in the Company (including without limitation, reasonable attorney's fees and expenses incurred in connection with the (a) preparation, execution and delivery of this Agreement and the other Documents, (b) any subsequent amendments, modifications or waivers relating thereto and (c) any regulatory filings, including without limitation filings under the Exchange Act or in connection with compliance with the HSR Act) and all costs and expenses incurred by the Purchaser (including, without limitation, the reasonable attorney's fees and expenses and the fees and expenses of any experts retained by the Purchaser) in connection with any amendments or waivers to the Documents and in connection with the exercise or enforcement of any rights contained in the Documents; provided, however, (x) the Purchaser shall use reasonable efforts to notify the Company of any material costs and expenses of the type described in Sections 11.2(b) and (c), prior to the incurrence by the Purchaser and its legal counsel of such costs and expenses; provided, further, however, the Company shall not be permitted to object if such expenses were otherwise incurred in accordance with provisions hereof and (y) the Company shall not be responsible for costs or expenses of the Purchaser incurred on or prior to the date hereof to the extent such costs and expenses exceed $175,000.

         Section 11.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

         Section 11.4 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.5 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein or therein, without obtaining the prior approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof. No references to the Purchaser shall be made in any public statement without the Purchaser's consent.

         Section 11.6 Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows:

         if to the Company:

         American Physician Partners, Inc.
         3600 Chase Tower
         2200 Ross Avenue
         Dallas, Texas 75201

         Attention: Sami Abbasi

         Telephone: (214) 303-2776
         Telecopier: (214) 303-2777

         and if to the Purchaser:

         BT Capital Partners SBIC, L.P.
         130 Liberty Street
         New York, New York 10006
         Attention: Tyler Zachem
         Telephone: (212) 250-2500
         Telecopier: (212) 250-7651

         with a copy to its counsel:

         White & Case LLP
         1155 Avenue of the Americas
         New York, New York 10036
         Attention: John Reiss, Esq.
         Telephone: (212) 819-8200
         Telecopier: (212) 354-8113

or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given upon automatic confirmation of receipt by the receiving machine if sent by telecopier, upon delivery if delivered in person, and upon mailing if mailed.

         Section 11.7 Parties in Interest. The Company may not transfer, assign or pledge any of its rights in, or otherwise grant any rights to any Person in, this Agreement. The Purchaser may transfer any of its rights hereunder and any assignee or transferee of the Convertible Notes or the Common Stock issued upon conversion of the Convertible Notes (other than transferees receiving the Securities pursuant to a registered sale or a sale pursuant to Rule 144) shall have all the rights of the Purchaser hereunder; provided that unless an Event of Default (as defined in the Convertible Notes) has occurred and is continuing, neither Purchaser nor any of its assignees shall assign all or any portion of the Convertible Notes without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

         Section 11.8 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         Section 11.9 Entire Agreement. This Agreement and the Convertible Notes, including the exhibits, schedules, and other documents referred to herein and therein which form a part hereof and thereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement and the Convertible Notes supersede all prior agreements and understandings between the parties with respect to such subject matter.

         Section 11.10 Amendments. This Agreement and the Convertible Notes may not be changed orally, but only by an agreement in writing signed by the Purchaser and the Company; provided that so long as any Convertible Notes are outstanding and except with respect to (i) reducing the rate or extending the time of payment of interest thereon, (ii) modifying the principal amount thereof or (iii) extending the final maturity thereof, all modifications, amendments, or consents hereunder shall be approved by the holders of a majority of the principal balance of the Convertible Notes. Section 11.11 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         Section 11.12 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto (and, in the case of the Purchaser, its transferees) and those Persons entitled to indemnification pursuant to Article X hereof.

         Section 11.13 Jurisdiction. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States Southern District Court of New York, as the party bringing such action or proceeding may elect and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 11.6, such service to become effective 10 days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

         (b) To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may not or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any of the Courts referred to in Section 11.13(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

         (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors, or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

                                   * * * * *

         IN WITNESS WHEREOF the Purchaser has signed this Securities Purchase Agreement and the Company has caused its corporate name to be hereunto subscribed by its officers thereunto duly authorized, all as of the day and year first above written.



                                       AMERICAN PHYSICIAN PARTNERS, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       BT CAPITAL PARTNERS SBIC, L.P.



                                       By:
                                          --------------------------------------
                                          Name:
                                          Title: